As filed with the Securities and Exchange Commission on May 14, 2007

Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STIRLING ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	6770	20-8121663
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

914 Curlew Road, Suite 403
Dunedin, Florida 34698
(727) 683-9573
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Sally A. Fonner
914 Curlew Road, Suite 403
Dunedin, Florida 34698
(727) 683-9573
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

WITH COPIES TO:

John L. Petersen, Esq.	Quentin Faust, Esq.
Fefer Petersen & Cie.	Andrews Kurth LLP
Château de Barberêche	1717 Main Street, Suite 3700
Switzerland 1783 Barberêche	Dallas, Texas 75201-4605
41-26-684-0500	(214) 659-4589
Voicemail and Facsimile: (281) 596-4545	Facsimile (214) 659-4828
jlp@ipo-law.com	quentinfaust@andrewskurth.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering period.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum
Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Share (1)	Offering (1)	Fee
Common Stock, $0.001 par value:
To be transferred by selling stockholders:
As gifts to family and friends	250,000	$0.10	$25,000	$0.77
In resale transactions (2)	1,350,000	$0.10	$135,000	$4.14
To be issued by registrant:
In acquisition transactions (3)	13,000,000	$0.10	$1,300,000	$39.91
Total	14,600,000		$1,460,000	$44.83

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
(2)
If the selling price of the shares to be offered in resale transactions exceeds $0.10 per share, we will recalculate the registration fee pursuant to Rule 457 and pay an additional fee at the time of our post-effective amendment.

(3)
If the value of property received in acquisition transactions exceeds $0.10 per share, we will recalculate the registration fee pursuant to Rule 457 and pay an additional fee at the time of our post-effective amendment.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement relates to a continuous and integrated offering of securities that will commence on the effective date of this registration statement and terminate upon the closing of an acquisition transaction. This series of related transactions will require the use of at least two different forms of prospectus:

•
Our first prospectus is included in this registration statement and will be delivered to each person who receives gift shares from one of the selling stockholders. This prospectus will also be used in connection with our discussions with potential targets; and the selling stockholders’ discussions with advisors, owners of a target and other participants in an acquisition.

•
Our second prospectus will be included in a post-effective amendment to this registration statement that will be filed after we execute a letter of intent relating to a specific acquisition. The second prospectus will be used to finalize the terms of the acquisition; formally offer acquisition shares to the owners of the target; and formally offer founders’ shares to advisors, owners of a target and other participants in an acquisition.

•
If possible, we will integrate the prospectus for our reconfirmation offering in the second prospectus. If the complexity of a transaction makes such integration undesirable, we will prepare a third prospectus for use in connection with our reconfirmation offering.

The information in this prospectus is not complete and may be changed. We have filed a Form S-1 registration statement with the Securities and Exchange Commission but that registration statement has not yet been declared effective. Our officers may not distribute the gift shares or sell the founders’ shares and we may not sell the acquisition shares until our registration statement is declared effective. This prospectus is not an offer to sell any of our securities and it is not soliciting an offer to buy any of our securities in any state where the offer or sale is not permitted.

Stirling Acquisition Corporation
Common Stock
1,600,000 outstanding shares to be distributed by selling stockholders and up to
13,000,000 shares to be issued in connection with an acquisition

We are a “blank check company” as defined in Securities and Exchange Commission Rule 419. This is an initial public distribution of our common stock. We have registered this distribution under the Securities Act of 1933 (the “Securities Act”) for the purpose of creating a “public shell” that will attempt to effect a merger, capital stock exchange or similar transaction with an operating business. We refer to mergers, capital stock exchanges and similar transaction as “acquisitions” and we refer to acquisition candidates as “targets.” Our efforts to identify targets and negotiate acquisitions will not be limited to a particular industry. We have not taken any measures to identify or solicit proposals from potential targets, engaged any agents or other representatives for the purpose of identifying potential targets or had any formal or informal discussions with respect to potential acquisitions.

We have registered 1,600,000 issued and outstanding shares that the current stockholders of our company, who we refer to as “founders,” will offer and may transfer or sell in the following classes of transactions:

•
They will give 250,000 shares that we refer to as “gift shares” to family members, friends and business acquaintances. We refer to recipients of gift shares as “donees.” Our founders will not receive any money, property or other consideration in connection with the gift share distribution.

•
They will sell up to 1,350,000 shares that we refer to as “founders’ shares” to the owners of a target and other third parties who are directly involved in an acquisition. We refer to purchasers of founders’ shares as “transferees.” The number of founders’ shares to be sold and the prices to be paid by transferees will be negotiated on a case-by-case basis.

We have registered 13,000,000 shares that our company will offer and may issue to the owners of a target in connection with an acquisition. We refer to these shares as “acquisition shares.” While we will not benefit from the gift share distribution or the sale of founders’ shares, we expect to receive property for acquisition shares.

Our founders will not use a broker-dealer in connection with the gift share distribution. While our founders and our company may retain a registered broker-dealer in connection with an acquisition transaction, they and we are not required and do not presently intend to do so.

The gift share distribution and the sale of founders shares are subject to Rule 419. On the effective date of our registration statement, our founders will deposit 1,600,000 shares of common stock in escrow with Continental Stock Transfer & Trust Company. We refer to this escrow as the “Rule 419 escrow.” The stock deposited in the Rule 419 escrow will be held in trust for the benefit of the founders, donees and transferees until we negotiate an acquisition, comply with the disclosure and reconfirmation requirements of Rule 419 and complete an acquisition.

There has never been a public market for our shares and the resale or other transfer of gift shares will be prohibited until we have closed an acquisition. There is no assurance a market will ever develop.

If we are unable to negotiate an acquisition, comply with the requirements of Rule 419 and close the transaction within 18 months from the date of this prospectus, our founders will unwind the gift share distribution and we will withdraw our registration statement. In that event, donees will have no interest in our company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our shares are extremely speculative. The business plan described in this prospectus involves a very high degree of risk. See “Risk Factors” beginning on page 4.

The date of this prospectus is __________, 2007

The gift share distribution is subject to the requirements of Securities and Exchange Commission Rule 419. The gift share distribution is also subject to the approval of certain legal matters by counsel. We reserve the right to withdraw, cancel or modify the distribution described in this prospectus at any time.

TABLE OF CONTENTS
Prospectus Summary	1
Summary Financial Information	3
Risk Factors	4
Risks for All Stockholders	4
• Even if we negotiate and close an acquisition, an active, stable, liquid and sustained public market for the post-acquisition company’s shares may never develop.
• Our officers have previously registered similar Rule 419 transactions that were not successful.
• You will not be able to sell your gift shares until we complete an acquisition.
• You will be required to retain 100 shares for up to six months after we close an acquisition.
• Time pressures may increase the risk that we will truncate our due diligence, lower our expectations or liberalize our target selection standards.
• Our business model depends upon our ability to convince targets that they should pay our reasonable due diligence costs.
• We will not be able to sell additional securities until we complete an acquisition.
• Our founders expect the gift share distribution to significantly increase the value of their remaining shares, which means they will indirectly benefit from their gifts.
• Our reconfirmation offering will be a “take it or leave it” proposition.
• We do not intend to comply with generally accepted corporate governance standards until we complete an acquisition.
• We expect an acquisition to result in a change in control and our officers will not have any power to influence future decisions of the post-acquisition company.
• The personal pecuniary interests of our officers may conflict with the interests of donees.
• All of our officers are engaged in other business activities and will face conflicts of interest in allocating their time among their various business affairs.
• If we lose the services of our chief financial officer, we may be unable to pay the fees of other professionals.
• We have registered the bulk of our outstanding shares and all of the shares we plan to issue.
• Our regulatory status may make an acquisition more complex and expensive.
• There has never been a public market for our shares and such a market may never develop.
• After completion of an acquisition, our shares may be subject to the SEC’s penny stock regulations, which would discourage brokers from effecting transactions in those shares.
Additional Risks for Owners of Potential Targets	7
• A transaction with our company may not be less expensive than an IPO.
• You should not consider a transaction with our company if you need additional capital or will require additional capital within 12 to 18 months.
• If you enter into a transaction with our company, you will be subject to substantial restrictions and limitations under applicable SEC rules for a significant period of time.
• You should expect increased regulatory scrutiny and a high degree of skepticism from the financial community if you enter into a transaction with our company.
• You should not consider a transaction with our company if you are seeking short-term investment liquidity for corporate insiders.
•  Our shares will not automatically qualify for an immediate listing on a national securities exchange, and unless successor management implements appropriate corporate governance, our shares may never qualify for such a listing..

• The holders of gift shares are likely to be “sellers” and the availability of large quantities of gift shares may impede the development of a trading market or increase market volatility.
•
• If the post-acquisition company is successful, there may not be enough shares available.
• Successor management will need to devote substantial time, effort and expense to developing and maintaining an active trading market.

Forward-Looking Statements	9
Rule 419 Considerations	10
Use of Proceeds	12
Determination of Offering Price	12
Dilution	12
Capitalization	13
Managements’ Discussion and Analysis of Financial Condition and Plan of Operations	14
Proposed Business	15
Management	22
Principal Stockholders	27
Certain Transactions	28
Description of Securities	29
Plan of Distribution	30
Gift Share Distribution	30
Offer and Sale of Acquisition Shares	31
Offer and Sale of Founders’ Shares	32
Selling Stockholders	33
Shares Eligible for Future Sale	34
Experts	35
Legal Matters	35
Where You Can Find Additional Information	35
Index to Financial Statements	F-1
Instructions for Donees	S-1
Gift Share Acceptance Certificate	S-1

Copyright © 2001 - 2007
Fefer Petersen & Cie., Attorneys at Law

This derivative work has been created under
license from the copyright holder.
All other rights are reserved.

PROSPECTUS SUMMARY

You should read this entire prospectus carefully. Our shares are extremely speculative and our business plan involves a very high degree of risk. See “Risk Factors” beginning on page 4.

We are a “blank check company” organized under the laws of the State of Delaware on December 28, 2006. Our principal executive office is located at 914 Curlew Road, Suite 403, Dunedin, Florida 34698. Our telephone number is (727) 683-9573. Our Internet address is www.stirlingacquisition.com.

We have not engaged in any substantive business activities to date, and we have no specific plans to engage in any particular business in the future. We have registered this distribution under the Securities Act for the purpose of creating a “public shell” that will attempt to effect a merger, capital stock exchange or similar transaction with a presently unidentified operating business that wants to become a publicly held company.

We believe that the owners of a target may conclude that an acquisition transaction with our company is a reasonable alternative to an initial public offering or “IPO.” Our belief is based on the experience of our founders in similar transactions between private companies and inactive public shells. We have not commenced our search for a target and will not restrict our search to any particular industry. There can be no assurance that we will be able to identify a suitable target or negotiate an acquisition on terms acceptable to our officers.

Our Capitalization

Our founders own 2,000,000 shares of our common stock. We have registered 13,000,000 acquisition shares that we may issue in connection with an acquisition. We will have a maximum of 15,000,000 outstanding shares after the closing of an acquisition unless our capital structure is modified as a condition of the acquisition.

The Distribution

The principal elements of our planned distribution are:

•	A gift share distribution by our founders that will make us a public company; and

•	An acquisition of a presently unidentified target that will make us an operating company.

In connection with the gift share distribution, our founders will give 250,000 shares of our stock to family members, friends and business acquaintances selected by them. Each donee will receive 500 gift shares and be subject to the restrictions described in this prospectus. Our founders will not receive any money, property or other tangible consideration from any donee in connection with the gift share distribution. Upon completion of the gift share distribution, we will have 2,000,000 shares outstanding and over 500 round lot stockholders.

In connection with an acquisition, we will offer to issue up to 13,000,000 acquisition shares to the owners of a target. We expect to receive property in exchange for acquisition shares. Concurrently, our founders will offer to sell up to 1,350,000 founders’ shares to our advisors, the owners of a target and other third parties who are directly involved in the acquisition transaction. Our founders will keep all proceeds from the sale of founders’ shares.

If we are unable to negotiate a suitable acquisition, comply with Rule 419 and close the transaction within 18 months from the date of this prospectus, our founders will unwind the gift share distribution and we will withdraw our registration statement. In that event, donees will have no interest in our company.

Rule 419 Requirements

The gift share distribution is subject to Securities and Exchange Commission Rule 419, promulgated under the Securities Act. Our founders will deposit 1,600,000 shares of common stock in the Rule 419 escrow on the effective date of our registration statement. Shares in the Rule 419 escrow will be held in trust for the benefit of our founders, the donees and the transferees until we comply with the requirements of Rule 419 and close an acquisition. While donees will be entitled to exercise rights and privileges of stockholders while their gift shares are held in the Rule 419 escrow, they will not be able to sell or transfer those shares until we complete an acquisition.

If we negotiate an acquisition, we will file an amendment to our registration statement for the purpose of providing the information specified in Rule 419(e)(1). Within five days after the effective date of the amendment, we will deliver an updated prospectus to all donees, who will then be given between 20 and 45 days to decide whether they want to accept the reconfirmation offering and retain their shares, or reject the reconfirmation offering and surrender their shares to the founder who made the original gift. After we close an acquisition and our shares are released from the Rule 419 escrow, donees and transferees will be required to retain 100 shares for a period of six months, or until our shares are listed on a national securities exchange, whichever occurs first.

Acquisition Plan

We will promptly begin our search for a target and believe that search will require months of investigation. We expect the negotiation and documentation of an acquisition to be a time consuming and expensive process. Our officers will have broad discretion to structure an acquisition and negotiate terms for the issuance of acquisition shares and the sale of founders’ shares. The prospectus for our reconfirmation offering will disclose the material terms of all agreements for the issuance of acquisition shares and the sale of founders’ shares.

We do not have a target under consideration. We have not taken any measures to identify or solicit proposals from potential targets, engaged any agents or other representatives for the purpose of identifying potential targets or had any formal or informal discussions with respect to potential acquisitions.

The following table provides summary forward-looking information on the future ownership of our company assuming that 250,000 gift shares are distributed to donees, 100,000 founders’ shares are sold to advisors, 1,250,000 founders’ shares are sold to the owners of a target and 13,000,000 acquisition shares are issued in an acquisition.

	Current	Share purchases	Potential future	Percent
Our founders	capitalization	and (sales)	capitalization	of total
Shares currently outstanding	2,000,000
Gift shares transferred to donees		(250,000)
Founders’ shares sold to advisors		(100,000)
Founders’ shares sold to target shareholders		(1,250,000)
Net shares held by founders			400,000	2.67%

Donees and advisors		350,000	350,000	2.33%

Owners of the target
Purchase of founders’ shares		1,250,000	1,250,000
Acquisition shares issued		13,000,000	13,000,000
Net shares held by target		14,250,000	14,250,000	95.00%

Total shares outstanding after acquisition			15,000,000	100.00%

The ultimate ownership interests of the various classes of stockholders will not be known until we negotiate an acquisition and could vary significantly from the forward-looking information set forth in the table. While there are no limits on the number of founders’ shares that our founders could sell to our advisors, we believe the owners of a target will want to maximize their ownership interest in the post-acquisition company.

In connection with an acquisition, a target will likely ask us to change our name and may ask us to implement a forward or reverse split or otherwise modify our capital structure to facilitate the target’s planned expansion and future financing activities. We are likely to agree to reasonable acquisition conditions proposed by a target.

No Established Market

There has never been a public market for our shares. Even if we complete an acquisition, our shares may not qualify for an immediate listing on a national securities exchange. Shares of companies that do not qualify for such a listing are usually quoted on the OTC Bulletin Board or reported in the OTC Pink Sheets. The markets for Bulletin Board and Pink Sheet securities are often illiquid and the prices of such securities are frequently volatile. There is no assurance that an active, stable and sustained market for our shares will ever develop.

SUMMARY FINANCIAL INFORMATION

Statement of Operations Data

The following table presents information on our results of operations for the period from December 28, 2006 (Inception) through December 31, 2006. This information is qualified in its entirety by our financial statements.

Inception through
December 31, 2006
Net revenue	$—
Organization costs	1,000
Net loss	($1,000)
Net loss per common share	($0.00)
Number of common shares outstanding	2,000,000

Balance Sheet Data

The following table presents information on our financial condition as of December 31, 2006, together with as adjusted information that gives pro forma effect to anticipated registration costs; anticipated additional capital contributions and the completion of the gift share distribution. The information is qualified in its entirety by our financial statements.

	As of	As adjusted
	December 31, 2006	for gift shares
	(Audited)	(Pro forma)
Cash (1)(2)	$20,000	$40,000
Deferred offering costs (1)		25,000
Total assets	$20,000	$65,000

Total Liabilities	$—	$—

Common stock	$2,000	$2,000
Additional paid-in capital (2)	19,000	64,000
Deficit accumulated during the development stage	(1,000)	(1,000)
Total stockholders’ equity	$20,000	$65,000

(1)
We expect to incur approximately $30,000 in costs associated with registering this offering and preparing for our initial public distribution. Our founders have agreed to contribute sufficient additional capital to pay our registration costs and insure that we have cash and working capital balances of at least $40,000 when they complete the gift share distribution.

(2)
Costs we incur to register this offering, conduct the gift share distribution and investigate potential targets will be carried as an intangible asset until we complete or abandon a potential acquisition, or determine that we will be unable to complete an acquisition.

RISK FACTORS

Our shares are extremely speculative and our business involves a very high degree of risk. We believe that common stock in a blank check company is one of the most speculative investments you can own. You should carefully consider the following risks together with the other detailed information in this prospectus.

Risks for all Stockholders

Even if we negotiate and close an acquisition, an active, stable, liquid and sustained public market for the post-acquisition company’s shares may never develop.

Sally A. Fonner, our president, has previously served as an officer and director of six inactive and insolvent public shells that effected acquisition transactions with private companies. Following each of these transactions, the post-acquisition company’s shares have only qualified for quotation on the OTC Bulletin Board, the markets have not been active, liquid or sustained and the market prices have been volatile. Even if we close an acquisition, an active, liquid, stable and sustained public market for our shares may never develop.

Our officers have previously registered similar Rule 419 transactions that were not successful.

Transactions under Rule 419 are considerably more complex than other shell transactions. Our officers have previously registered two similar Rule 419 offerings that were not successful. Our officers’ prior experience in simple shell transactions may not be a reliable indicator of their ability to complete an acquisition that is subject to the more stringent requirements of Rule 419. There is no assurance that we will negotiate or close an acquisition.

You will not be able to sell your gift shares until we complete an acquisition.

All gift shares will be deposited in the Rule 419 escrow and held in trust until we negotiate an acquisition, comply with the requirements of Rule 419 and close the transaction. You will not be able to sell or transfer your gift shares until we have closed an acquisition and the escrow agent has delivered stock certificates to you.

You will be required to retain 100 shares for up to six months after we close an acquisition.

Donees and transferees will be required to retain 100 shares for a period of six months following the closing of an acquisition unless our shares are listed on a national securities exchange at an earlier date. A simple quotation on the OTC Bulletin Board will not satisfy this requirement. When our shares are released from escrow, each donee and transferee will receive two certificates; a certificate for 100 shares that will be imprinted with a restrictive legend and a second certificate for the remaining shares that will not be subject to any transfer restrictions. If and when our shares are listed on a national securities exchange, all restrictions on transfer will terminate.

Time pressures may increase the risk that we will truncate our due diligence, lower our expectations or liberalize our target selection standards.

If we do not negotiate an acquisition, comply with Rule 419 and close the transaction within 18 months from the date of this prospectus, Rule 419 will require our founders to unwind the gift share distribution and require us to withdraw our registration statement. In that event, donees will have no interest in our company and our founders will incur substantial losses. The pressure to complete an acquisition within 18 months will increase the risk that we will truncate our due diligence, lower our expectations or liberalize our target selection standards.

Our business model depends upon our ability to convince targets that they should pay our reasonable due diligence costs.

We do not intend to enter into an acquisition without performing an adequate due diligence investigation of the target. We do not have adequate financial resources to conduct a thorough legal, business and accounting due diligence investigation. Our intention is to ask potential targets to pay our reasonable due diligence costs. Since potential targets may be unwilling to pay our due diligence costs we may be forced to limit our due diligence to simple investigations that can be paid for with our limited financial resources. If we fail to perform an adequate due diligence investigation, the post-acquisition company may not live up to our expectations.

We will not be able to sell additional securities until we complete an acquisition.

We will not be able to sell additional securities until we complete an acquisition. If we spend our available cash before we close a transaction, we may abandon our business and withdraw our registration statement.

Our founders expect the gift share distribution to significantly increase the value of their remaining shares, which means they will indirectly benefit from their gifts.

Upon completion of the gift share distribution we will be a publicly held blank check shell that has over 500 round lot shareholders. Our founders believe this status will make our company attractive to potential targets and significantly increase the value of their remaining shares. If we successfully implement our business plan, our founders expect to realize substantial gains from the sale of 1,350,000 founders’ shares that have been included in our registration statement. They also expect to benefit from the eventual sale of 400,000 shares they will retain for investment. Therefore, our founders will indirectly benefit from their gifts.

Our reconfirmation offering will be a “take it or leave it” proposition.

We must conduct our reconfirmation offering when we negotiate an acquisition where the fair value of the target exceeds $1,168,000. If we negotiate an acquisition, file a post-effective amendment and then conduct an unsuccessful reconfirmation offering, our founders will probably unwind the gift share distribution and we will probably withdraw our registration statement. Rule 419 only requires that our prospectus disclose the reconfirmation threshold negotiated by our company and a target. In the event that the threshold is not met and the gift share distribution is unwound, the donees will have no interest in our company. Therefore, our reconfirmation offering will be a “take it or leave it” proposition, and your individual decision to accept the reconfirmation offering may be overruled by other donees who reject the reconfirmation offering or fail to respond.

We do not intend to comply with generally accepted corporate governance standards until we complete an acquisition.

Upon completion of the gift share distribution, our officers will own 87.5% of our voting stock and have both the executive power and voting control to approve all corporate actions without your consent. We do not have any independent directors or an audit committee to review related party transactions. We do not intend to comply with generally accepted corporate governance standards until we complete an acquisition.

We expect an acquisition to result in a change in control and our officers will not have any power to influence future decisions of the post-acquisition company.

We will issue up to 13,000,000 shares to acquire a target, and our founders will sell up to 1,350,000 founders’ shares in connection with an acquisition. Therefore we expect an acquisition to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own management team and our current officers will not be able to influence future decisions. There is no assurance that we will be able to negotiate appropriate agreements relating to corporate governance, exchange listing, after-market support and similar matters in connection with an acquisition. There is no assurance that any terms we negotiate will be effective. If successor management does not implement appropriate corporate governance and devote sufficient resources to listing the post-acquisition company’s shares on a national securities exchange and developing and promoting a public market, you may be unable to sell our shares at any price.

The personal pecuniary interests of our executive officers may conflict with the interests of donees.

Our registration statement includes 1,350,000 shares that our founders may resell to our advisors, owners of a target and other third parties who are directly involved in an acquisition. Each of our founders is an officer of our company. While our founders will not resell founders’ shares at a price that represents a premium to the per share value our company receives in connection with an acquisition, it is likely that an acquisition and the related sale of founders’ shares will result in the transfer of property to our company and the payment of cash to our founders. Therefore, the personal pecuniary interests of our founders may conflict with the interests of donees.

All our officers are engaged in other business activities and will face conflicts of interest in allocating their time among their various business affairs.

Our officers are not required to devote any specific amount of time to our business. Each of our officers is actively involved in other business activities and they will all face conflicts in allocating their time among their various business interests. Such conflicts may delay or prevent us from effecting an acquisition. In connection with a prior unsuccessful Rule 419 distribution, our officers resolved conflicting time demands by giving their other affairs priority. They would likely make the same choices today if they were faced with a similar factual scenario.

If we lose the services of our chief financial officer, we may be unable to pay the fees of other professionals.

John Petersen has agreed to serve as our chief financial officer, represent us in connection with an acquisition and assist in the preparation of future amendments to our registration statement. Mr. Petersen will not receive any compensation from us in connection with these services, though he will have an interest in our success due to his share ownership. If Mr. Petersen is unavailable because of conflicting client demands or otherwise fails to provide needed services, we may be unable to retain other professionals to perform the necessary work. We do not have sufficient resources to pay substantial fees to other professionals.

We have registered the bulk of our outstanding shares and all of the shares we plan to issue.

We have registered the bulk of our outstanding shares and all of the shares we plan to issue. If we close an acquisition, all shares held by donees, transferees and stockholders of the target who are not affiliates of the post-acquisition company will be eligible for immediate resale. If a substantial number of shares are offered for sale at the same time, the market price is likely to decline and the decline may be permanent.

Our regulatory status may make an acquisition more complex and expensive.

This distribution has been registered on Form S-1, and our decision to use that form may make compliance with the disclosure and reconfirmation requirements of Rule 419 more difficult. All of our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B, which is available to smaller reporting companies. Therefore, the owners of a desirable target may decide that cost of regulatory compliance will make our company less desirable than a competing public shell.

There has never been a public market for our shares and such a market may never develop.

No market makers have expressed any interest in our company, and we do not intend to engage in discussions with potential market makers until we have negotiated an acquisition. There has never been a public market for our shares, and a market for the shares of the post-acquisition company may never develop. If an active public market does not develop, you may be unable to resell your shares at any price.

After completion of an acquisition, our shares may be subject to the SEC’s penny stock regulations, which would discourage brokers from effecting transactions in those shares.

SEC rule 3a51-1 defines a “penny stock” as any equity security that is not listed on a national securities exchange and has a bid price of less than $5 per share. Even if we complete an acquisition, there is no assurance that the penny stock rules will not apply to our shares. Before effecting an open market transaction that is subject to the penny stock rules, a broker-dealer must determine that the purchaser is a suitable investor; deliver certain disclosure materials to the purchaser and receive the purchaser's written approval. Because of these restrictions, most broker-dealers refrain from effecting transactions in penny stocks and many actively discourage their clients from buying penny stocks. Restrictions on the ability of broker-dealers to recommend our stock could make it more difficult for our stockholders to sell their shares, may decrease liquidity, adversely affect prevailing prices and make it difficult or impossible for you to use our shares as collateral.

Additional Risks for Owners of Potential Targets

A transaction with our company may not be less expensive than an IPO.

We do not have any substantial financial resources or meaningful access to additional financing. Our plan of operations assumes that our target will ultimately pay the costs and expenses of the lawyers and other professionals we retain to represent us in connection with an acquisition. We also believe targets will expend substantial sums for:

•	Our reasonable due diligence costs and expenses;

•	The fees of their lawyers and accountants who will bear primary responsibility for preparing the information that must be included in our post-effective amendment and the related prospectus;

•	The costs of preparing any additional registrations and applications necessary to facilitate the closing of an acquisition, comply with state law or facilitate the development of a trading market; and

•	The costs of preparing, filing and distributing regular reports under the Exchange Act, together with the specific reports required by Rule 419.

Accordingly, a transaction with our company may not be less expensive than an IPO. We believe that an IPO is usually a better alternative than a transaction with a public shell. If you have the ability to conduct an IPO, we encourage you to do so. If you are not in a position to conduct an IPO and you still want to be a public reporting company, you should be aware that the process of effecting a transaction with a public shell is difficult, expensive and subject to numerous substantial risks that will make it very difficult to develop an active, liquid, stable and sustained trading market for the post-acquisition company’s shares.

You should not consider a transaction with our company if you need additional capital or will require additional capital within 12 to 18 months.

A transaction with our company will not give you immediate access to the capital markets. You should not consider a transaction with our company if you need additional capital or expect to need additional capital within 12 to 18 months. Until the post-acquisition company has been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for the post-acquisition company to raise additional capital. You cannot assume that additional capital will ever be available.

If you enter into a transaction with our company, you will be subject to substantial restrictions and limitations under applicable SEC rules for a significant period of time.

The SEC has promulgated a series of special rules for private companies that enter into transactions with shell companies like ours that have no significant assets. If you enter into a transaction with our company, those rules will limit your ability to engage in certain activities and enjoy certain privileges for a significant period of time. For example, our company will be unable to register stock on Form S-8, which is typically used to register the offering and sale of shares pursuant to employee option plans, until 60 days after the closing of an acquisition. We will also be an “ineligible issuer” under the Securities Act for a period of three years after the closing of an acquisition, which means that we will not be able to use certain streamlined registration procedures, including those that permit the use of free writing prospectuses, permit incorporation by reference from other SEC filings, define safe harbors from “gun-jumping” rules and provide other benefits to “well-known seasoned issuers.”

You should expect increased regulatory scrutiny and a high degree of skepticism from the financial community if you enter into a transaction with our company.

Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. Therefore, you should expect more regulatory scrutiny at the Federal and state level than you might otherwise encounter if you simply filed a registration statement for an IPO. Moreover, the financial community views shell transactions with a high degree of skepticism until the post-acquisition company has been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny may increase your compliance costs and market skepticism may make it more difficult to establish and maintain an active, liquid, stable and sustained trading market for the post-acquisition company’s shares.

You should not consider a transaction with our company if you are seeking short-term investment liquidity for corporate insiders.

While the acquisition and founders’ shares have been registered under the Securities Act, all shares held by persons who are affiliates of our company when the transaction closes will be classified as “restricted securities” that were issued on the closing date of the acquisition. These shares will not be eligible for resale for a period of at least one year after the closing date unless the resale is registered under the Securities Act. Even after one year, shares held by affiliates may continue to be subject to volume and manner of sale restrictions unless they are separately registered. You should not consider a transaction with our company if you are seeking short-term investment liquidity for corporate insiders.

Our shares will not automatically qualify for an immediate listing on a national securities exchange, and unless successor management implements appropriate corporate governance, our shares may never qualify for such a listing.

Even if our company completes an acquisition that satisfies the public float, operating history, stockholders’ equity, net income and market capitalization standards for a national securities exchange, we must also comply with the applicable distribution, minimum price and corporate governance standards. Accordingly, our shares may have to begin trading on the OTC Bulletin Board or the Pink Sheets, and wait to apply for a national securities exchange listing until all of the applicable listing standards have been satisfied. There can be no assurances that our shares will ever qualify for listing on a national securities exchange.

The holders of gift shares are likely to be “sellers” and the availability of large quantities of gift shares may impede the development of a trading market or increase market volatility.

Gift share donees will have no money at risk in our company. If you enter into a transaction with us, donees are likely to be willing to sell gift shares at a price that is significantly less than the minimum price required for a national securities exchange listing. Therefore, the market may have to absorb a substantial number of outstanding gift shares before the prevailing market price stabilizes.

If the post-acquisition company is successful, there may not be enough shares available.

Our capital structure has been designed to facilitate the development of an orderly trading market. However, if the post-acquisition company is successful, the relatively small number of freely transferable shares may make it difficult to satisfy market demand. Our existing stockholders can be expected to maximize their personal benefit, and if substantial quantities of gift shares are withheld from the market, the resulting supply and demand imbalances could drive the market price of our shares to unsustainable levels.

Successor management will need to devote substantial time, effort and expense to developing and maintaining an active trading market.

Once an acquisition is completed, our founders do not plan to be actively involved in the post-acquisition company’s affairs. Our founders do not intend to participate in future fundraising activities, offer unsolicited advice on future management decisions, assist in the promotion of the post-acquisition company’s stock or exercise any other control or influence over the activities of successor management. Therefore, successor management will need to devote substantial time, effort and expense to developing and maintaining an active trading market. If successor management fails to devote adequate time and resources to that effort, any market that does develop is likely to be short-lived and volatile. If an active and liquid trading market does not develop, the market price for the post-acquisition company’s shares will decline and those price declines are likely to be permanent.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements and information on a number of topics, including:

•	Our goals, our business plan and the availability of suitable targets;

•	Our ability to locate a suitable target, conduct an adequate due diligence investigation and negotiate a reasonable acquisition;

•	Our ability to execute our business plan in compliance with the requirements of Rule 419;

•	The potential development of a public trading market for the post-acquisition company’s shares; and

•	Other topics that can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe” and other similar words.

These statements are forward-looking and reflect our current expectations. They are subject to a number of risks and uncertainties, including the risk factors and other uncertainties described in this prospectus. We do not intend to update our forward-looking statements. In light of the many risks and uncertainties surrounding our business plan, donees, owners of targets and potential purchasers of founders’ shares should be aware that we can provide no assurance that any of the forward-looking statements in this prospectus will prove to be accurate.

RULE 419 CONSIDERATIONS

We are a “blank check company,” as defined in Rule 419. Our business plan may be described as a “blind pool” because neither you nor we know what the business of our company will be. This section explains the requirements of Rule 419 and describes the procedures we will implement to insure compliance with that Rule.

Introduction to Rule 419

Blank check companies have been used as vehicles for fraud and manipulation in the penny stock market. In response to a Congressional mandate, the SEC adopted Rule 419, which requires blank check companies to implement certain safekeeping, disclosure and reconfirmation procedures in their public offerings, including:

•	Depositing at least 90% of any net offering proceeds in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

•	Depositing all securities distributed to the public in escrow until the requirements of Rule 419 have been satisfied and an acquisition has been completed;

•	Conducting a reconfirmation offering for the purpose of giving public stockholders an opportunity to review and consider detailed prospectus disclosure concerning a proposed acquisition;

•	Giving each public stockholder an opportunity to either approve the proposed acquisition and retain his shares; or reject the proposed acquisition and unwind his share acquisition transaction;

•	Unwinding individual transactions with any public stockholders that do not approve the reconfirmation offering in writing; and

•	Unwinding the public distribution in its entirety if a specified percentage of the public stockholders do not approve the reconfirmation offering, or if an acquisition is not closed within 18 months.

Application of Rule 419 - Description of Escrow Arrangements

Rule 419 applies to every registration statement filed by a blank check company. The staff of the SEC’s Division of Corporation finance has taken the position that Rule 419 applies to both issuer transactions and the sale of outstanding securities. Our founders will deposit 1,600,000 shares of common stock in the Rule 419 escrow on the effective date of our registration statement. The shares on deposit in the Rule 419 escrow will be held in trust for the sole benefit of our founders, the donees and the transferees until we comply with the requirements of Rule 419 and close an acquisition.

Shares deposited in the Rule 419 escrow will be delivered to the Escrow Agent in uncertificated form, which means that physical stock certificates will not be created until we comply with Rule 419 and close an acquisition. While shares are held in the Rule 419 escrow, our founders and the donees will be entitled to all of the voting and other rights of stockholders of our company. Our founders will retain the right to negotiate sales of founders’ shares that comply with the plan of distribution described in this prospectus. But donees will not be able to sell or transfer their shares until we complete an acquisition, except upon death or pursuant to a qualified domestic relations order.

Our founders will not receive money, property or other consideration from any donee in connection with the gift share distribution. Accordingly, there will be no offering proceeds that can be deposited in the Rule 419 escrow. When gift shares are transferred to donees, our founders will instruct the escrow agent to transfer record ownership of the gift shares to the donees. However, all gift shares will remain on deposit in the Rule 419 escrow for the benefit of the registered owners until we comply with the requirements of Rule 419 and close an acquisition.

All agreements for the sale of founders’ shares will be contingent on the completion of our reconfirmation offering and the closing of an acquisition. Transferees will have the right to terminate their purchase agreements without penalty until we are ready to close an acquisition. .When our founders enter into agreements for the sale of founders’ shares, they will deliver copies of the underlying contracts to the escrow agent, which will annotate its records to reflect the contingent interests of the transferees. In connection with the closing of an acquisition, the transferees will pay the purchase price to the escrow agent and our founders will deliver appropriate assignments to the escrow agent. Upon closing of the acquisition, the founders’ shares will be released to the transferees and the purchase price will be released to the founders.

Transferees will not obtain title to their founders’ shares or have any voting or other stockholders’ rights until we close an acquisition. Pending closing of an acquisition, all stockholder rights will remain vested in our founders.

Reconfirmation Offering

Rule 419 requires us to conduct a reconfirmation offering before we close an acquisition. We will take the following steps to insure compliance with the requirements of Rule 419:

•	When we negotiate an acquisition, we will sign a preliminary agreement that is contingent on obtaining all necessary approvals and subject to the completion of our reconfirmation offering;

•
When our founders negotiate agreements for the sale of founders’ shares, they will sign agreements that are contingent on the completion of our reconfirmation offering and subject to the closing of an acquisition;

•
When conditional agreements have been signed by all parties, we will file a post-effective amendment to our registration statement that provides the information required by Rule 419(e)(1)(i)-(iii), together with other appropriate disclosures;

•
Before we conduct our reconfirmation offering, we will deliver an updated prospectus to each stockholder of the target and transferee. If our reconfirmation offering terms are accepted and agreed to by all necessary parties on the target’s side of the transaction, we will execute definitive contracts that are only subject to the successful completion of our reconfirmation offering; and

•	After executing the definitive contracts, we will deliver a final prospectus to each donee and conduct our reconfirmation offering.

In connection with our reconfirmation offering, each donee will be given at least 20 and not more than 45 days to consider the reconfirmation offering terms and make a decision. Each donee will then be required to either approve the terms of our reconfirmation offering in writing and retain the gift shares, or reject the terms of our reconfirmation offering and return the gift shares to the founder who made the original gift.

Rule 419 requires us to treat a donees’ failure to respond to our reconfirmation offering as a rejection of the reconfirmation offering. If a donee fails to respond in a timely manner his gift share transaction will be unwound and his gift shares will be returned to the founder who made the original gift. If a specified percentage of the donees do not approve the terms of our reconfirmation offering in writing, our public distribution will be unwound in its entirety and the proposed transaction will be abandoned.

Donees should understand that if our reconfirmation offering provides for a relatively low threshold, they might not be able to rely on the collective business judgment of a large number of other donees in making a reconfirmation decision. Conversely, if our reconfirmation offering provides for a relatively high threshold, the donees as a group may have the power to overrule individual decisions.

If we successfully complete our reconfirmation offering and close an acquisition, we will deliver a notice of completion to the escrow agent. This notice will include a copy of our final prospectus and identify the donees that approved the terms of our reconfirmation offering in writing. Upon the receipt of this notice, the escrow agent will prepare physical stock certificates registered in the names of donees, the transferees and the target’s stockholders and release the stock certificates from the Rule 419 escrow. Concurrently, it will release to our founders the consideration paid by transferees for the purchase of founders’ shares. Promptly thereafter, we will file a prospectus supplement that indicates the number of shares released from the Rule 419 escrow and the date of such release.

USE OF PROCEEDS

Our company will not receive any proceeds from either the gift share distribution or the sale of founders’ shares. If we close an acquisition, we will receive property in exchange for acquisition shares. It is impossible to predict the value of such property.

Our founders will not receive any money, property or other consideration in connection with the gift share distribution; however, they may resell their founders’ shares at negotiated prices. While the proceeds from the sale of founders’ shares may be substantial, our company will not have any interest in those proceeds.

DETERMINATION OF OFFERING PRICE

For Gift Shares

We will become a publicly held blank check company as a direct result of the gift share distribution. Our founders believe this status will make our company more attractive to potential targets and significantly increase the value of their remaining shares. Because of the complexities involved in soliciting investors and accounting for investor funds under Rule 419, our founders have decided to simply distribute gift shares to family members, friends and business acquaintances. Under prevailing SEC interpretations, the incremental value arising from the gift share distribution constitutes consideration to our company and our founders. If we successfully implement our business plan, our founders expect to realize substantial personal gains from the sale of 1,350,000 founders’ shares to our advisors, the owners of a target and other participants in an acquisition. They also expect to benefit from the future sale of 400,000 shares they will retain for investment. Therefore, our founders will indirectly benefit from their gifts.

For Founders’ Shares

The price our founders will receive for the sale of founders’ shares will be negotiated on a case-by-case basis and may be substantial. The only substantive limitation on our founders is that they may not receive a greater value per share in connection with their sale of founders’ shares than we receive for the issuance of acquisition shares. Since we will receive property in exchange for acquisition shares and our founders will receive cash from the sale of founders’ shares, our founders plan to offer their founders’ shares at a price that represents a reasonable discount to the per share value we receive for acquisition shares.

For Acquisition Shares

In connection with an acquisition, our officers and the representatives of our target will negotiate a per share price for the acquisition shares. In those negotiations, we will ordinarily consider a number of factors including the historical cost of the target’s assets; the target’s potential for growth and its plan of operations; competitive conditions in the target’s industry; the market capitalization of similarly situated public companies; the availability of reasonable alternatives; the target’s corporate governance practices; and other factors we deem relevant under the circumstances. There can be no assurance that the price we negotiate with a target will bear a reasonable relationship to the future trading price of the post-acquisition company’s shares.

DILUTION

Our net tangible book value is $20,000, or approximately $.01 per share on the date of this prospectus. Our founders have agreed to contribute sufficient additional capital to ensure that we have $40,000 in cash and working capital when they complete the gift share distribution. Since the gift share distribution will result in the transfer of outstanding shares that are already owned by our founders, it will not change the net tangible book value of our shares. We cannot predict whether a future acquisition will dilute the net tangible book value of our shares, but we believe such an outcome is unlikely. If appropriate, the prospectus for our reconfirmation offering will include detailed dilution disclosures.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2006. The table also presents as adjusted information that gives pro forma effect to anticipated registration costs; anticipated additional capital contributions and the completion of the gift share distribution.

	As of	As adjusted
	December 31, 2006	for gift shares
Common stock, $0.001 par value,
50,000,000 shares authorized,
2,000,000 shares issued and outstanding,	$2,000	$2,000
Preferred, $0.001 par value,
10,000,000 shares authorized,
no shares issued and outstanding	—	—
Additional paid-in capital	19,000	64,000 (1)
Deficit accumulated during development stage	(1,000)	(1,000)
Total stockholders’ equity	$20,000	$65,000

(1)
We expect to incur approximately $30,000 in costs in connection with registering this offering and preparing for our initial public distribution. Our founders have agreed to contribute sufficient additional capital to pay those costs and insure that we have cash and working capital balances of $40,000 when they complete the gift share distribution.

MANAGEMENTS’ DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

Financial Condition

We were incorporated in Delaware on December 28, 2006. Our founders purchased 2 million shares of our common stock for $20,000, or $0.01 per share. We incurred $1,000 in organization costs, which were paid by one of our officers and accounted for as an additional capital contribution.

We expect to incur approximately $30,000 in costs in connection with registering this offering and preparing for our initial public distribution. Our founders have agreed to contribute sufficient additional capital to pay those costs and ensure that we have cash and working capital balances of $40,000 when they complete the gift share distribution.. We believe $40,000 in working capital will be sufficient for our planned activities.

Plan of Operations

We will use our available cash resources to pay the costs of operating our company, investigating business opportunities, negotiating an acquisition and preparing the required post-effective amendment to our registration statement. Our president will receive a cash overhead allowance of $1,000 per month during the period between the date of our prospectus and the completion of our reconfirmation offering. We will not pay any compensation to our officers, but we will reimburse any out-of-pocket expenses they incur on our behalf.

We intend to request a reasonable due diligence fee before we begin a detailed investigation into the affairs of a potential target. There can be no assurance that any potential target will be willing to pay a due diligence fee, or that any due diligence fees we receive will be sufficient to offset the out-of-pocket costs incurred.

Rule 419 will require us to unwind gift share distribution if we fail to negotiate an acquisition, complete our reconfirmation offering and close the transaction within 18 months from the date of this prospectus. We believe our available cash resources will be adequate for our expected needs. Nevertheless, we may run out of money if our investigation of a potential target requires significant technical expertise, or we spend substantial funds investigating a potential target and then determine that the potential target is not suitable.

The SEC’s integration and general solicitation doctrines will preclude future private placement transactions until we complete our reconfirmation offering and close an acquisition. Therefore, we will be unable to obtain funds by selling additional securities. We have the corporate power to borrow money, but under our circumstances credit is not likely to be available. Our founders may, but have no duty or obligation to loan our company money. If we spend our available cash and cannot obtain additional financing, we will be forced to abandon our business plan. In that event, donees will have no interest in our company and our founders will incur substantial losses.

PROPOSED BUSINESS

We are a blank check company. Our goal is to effect a merger, capital stock exchange or similar transaction with an operating business on terms that will give our stockholders a reasonable share of the increased market value that ordinarily arises when a private company makes the transition to public ownership. We do not have a target under consideration. We have not engaged in any substantive business to date and we have no plans to engage in any particular business in the future. We have not taken any measures to identify or solicit proposals from potential targets, engaged any agents or other representatives for the purpose of identifying potential targets or had any formal or informal discussions with respect to potential acquisitions. We will not limit our search to a particular industry.

The two most common ways for a private company to “go public” are a traditional IPO, or a transaction with a public shell. Over the last five years, IPO’s involving less than $100 million have become rare and many small companies that want to become publicly held to satisfy early-stage investors and implement expansion plans have decided that a shell transaction is preferable to a traditional IPO. Most private companies that decide to go public do so because they need to raise capital. However, financing is not the only reason to go public. Other reasons include:

•	Increasing total stockholder value by transforming a private company into a public company;

•	Creating an “alternative currency” (i.e. publicly traded shares) that can be used for acquisitions;

•	Facilitating equity-based compensation for employees and management; and

•	Providing investment liquidity for investors and minority stockholders and preparing a foundation for future financing activities.

While some companies effect shell transactions prematurely and others lack the business fundamentals and prospects required for public ownership, we believe a significant number of attractive small companies can derive substantial benefit from a well-structured and carefully implemented shell transaction. We have developed our blank check company structure as a viable alternative for small companies that require more certainty, security and flexibility than a conventional public shell can typically offer.

We believe an IPO is usually preferable to a shell transaction. But in cases where an adequately financed private company wants to go public for reasons other than a current need for additional capital, we believe it is important for the management and owners to carefully consider the pros and cons of each alternative. The following table highlights some of the differences we believe the owners of a private company should consider before deciding between an IPO and a shell transaction.

Characteristics of IPO market	Characteristics of shell market

An IPO usually generates substantial cash proceeds and dilutes the ownership interest of insiders.	Shell transactions do not usually generate substantial cash proceeds or result in substantial dilution.

The IPO market can be “trendy,” and if a company is not in a “hot” industry it can be difficult to conduct an IPO.	The shell market is less concerned with market trends.

Secondary markets develop rapidly, the markets are generally liquid and there is usually a good balance between sellers and buyers.	Secondary markets develop slowly, liquidity is often a problem and sellers often outnumber buyers.

The IPO market is sensitive to market conditions and IPOs are frequently aborted or delayed at a late stage.	The shell market is less sensitive to market conditions and there is less risk of eleventh hour delays.

Because of the competition and due diligence associated with the IPO process, companies that complete an IPO are usually perceived as more substantial and credible.	Companies that effect shell transactions are generally viewed with skepticism for an extended period of time.

The generic term “public shell” can be used to describe any existing company that has no substantial business activities, a large stockholder base and outstanding stock that may be lawfully sold by the current stockholders.

Within this broad definition, there are substantial variations in the structure, value and overall utility of public shells. The factors that distinguish our blank check company from the mass of available public shells include:

Control Status	Our structure is designed to leave up to 95% of the post-acquisition company’s shares in the hands of the target’s current shareholders to minimize their potential dilution.

Securities Act Registration
We have registered this distribution under the Securities Act and the shareholders of our target will receive registered shares in connection with an acquisition. We are not aware of any other public shell with a comparable structure.

No Prior Operations	Since we have not engaged in any prior operations and the donees will not invest money in our business, we believe the potential for third party liabilities is minimized.

Trading Status
Private companies that are considering shell transactions typically view trading status as a critical factor because many companies have encountered problems obtaining a listing after a shell transaction. While our stock cannot trade until we close an acquisition, we believe the national securities exchanges are likely to apply the same standards they would in connection with an IPO and process an application while the SEC is reviewing the post-effective amendment required by Rule 419.

Stock Distribution
Our structure is designed to create several hundred round lot stockholders and provide an even distribution of stock ownership. We believe our structure will help targets avoid problems that frequently arise when a few stockholders control large blocks of stock.

In developing a structure for our blank check company, we have endeavored to maximize our competitive advantages and minimize our competitive disadvantages. Therefore, we believe our company will have a strong competitive position when compared with other available public shells. We can provide you no assurances, however, that potential targets will find our structure more desirable than competitive shells.

Information Requirements for Targets

We must file a post effective amendment to our registration statement and conduct a reconfirmation offering before we close an acquisition. Rule 419(e)(1) requires that the amendment contain the information specified by Form S-1 and the applicable Industry Guides, including audited financial statements of the target and related pro forma financial information. In order to achieve our objectives, any potential acquisition target must be able to provide the necessary information. The information required for our post-effective amendment is not materially different from the information that would be required in connection with a conventional shell transaction. The only significant difference is that our blank check structure requires a pre-transaction filing with the SEC while information relating to a typical shell transaction is ordinarily filed 3 days after the transaction has closed.

Our future SEC filings must comply with the requirements of Regulations S-K and S-X, which can be more complex than their counterparts under Regulation S-B. Therefore, the owners of a potential target may decide that added cost of regulatory compliance will make our company less desirable than a competing public shell.

Selecting a Target

Three of our founders are practicing attorneys who represent a variety of clients that may be interested in an evaluating a potential transaction with our company. While we may consider proposals from companies that have preexisting relationships with one or more of our founders, we have not taken any measures to identify or solicit proposals from potential targets or had any formal or informal discussions with respect to potential acquisitions. We believe a variety of sources like attorneys, broker-dealers, investment bankers and venture capitalists may bring potential targets to our attention. Such introductions may result in either solicited or unsolicited proposals. We have not engaged any agents or other representatives for the purpose of identifying potential targets and we will not enter into any exclusive relationships with professionals that specialize in business acquisitions. However, we may agree to work with such professionals on a non-exclusive basis.

In evaluating potential targets, our officers will ordinarily consider the following factors, among others:

•	The target’s liquidity, financial condition and results of operation;

•	The target’s growth potential and future capital requirements;

•	The nature, competitive position and market potential of the target’s products, processes or services;

•	The relative strengths and weaknesses of the target’s intellectual property protection;

•	The education, experience and abilities of the target’s management and key personnel;

•	The regulatory environment within the target’s industry; and

•	The market performance of the equity securities of similar public companies in the target’s industry.

The foregoing is not an exhaustive list of the factors we may consider in our evaluation of potential targets. We will also consider other factors that our officers deem relevant under the circumstances. In evaluating a potential target, we intend to conduct a due diligence investigation that will include, among other things, meetings with management and key staff, inspection of properties and facilities, reviews of material contracts, financial statements and projections, and any other matters that we believe are relevant under the circumstances.

The time, effort and expense required to evaluate a target and negotiate an acquisition cannot be predicted with any degree of accuracy. We do not have any full-time employees. Our officers will volunteer their services based on an expectation that the prices they receive from the sale of founder’s shares will adequately compensate them for their investments of time and money. Except for our president who will receive a monthly overhead allowance of $1,000, we will not make any payments to our officers for their services. Since our officers are not employees, they are not required to devote any specific amount of time to our business. If our officers do not devote adequate time to investigation, due diligence and negotiations, we may be unable to identify a suitable target, negotiate an acquisition and comply with the requirements of Rule 419 in a timely manner.

Limited Ability to Evaluate Management

We intend to evaluate the management of a potential target when considering the desirability of a potential acquisition. We cannot assure you that our assessment will prove to be correct or that a target’s management will possess the particular skills, qualifications and abilities required to effectively manage a public company.

We may require the target to recruit additional personnel to supplement its current management team. We cannot assure you that a target will have the ability to recruit additional managers, or that any new management team members that are recruited will have the requisite skills, knowledge or experience.

While it is possible that one or more of our officers will have some continued involvement in the affairs of the post-acquisition company, it is unlikely that any of them will have ongoing executive or board level authority. While our officers have significant experience in a variety of industries, we cannot assure you that our officers will have sufficient experience or knowledge relating to the operations of a particular target. The prospectus we distribute in connection with our reconfirmation offering will include detailed information on the identity, education and work history of the officers, directors and key personnel of the target.

Valuation of Targets

Our board intends to rely on established metrics that are generally used in the financial community to determine the value of a target and negotiate the terms of an acquisition. Our board will ordinarily begin its evaluation of a target using the following objective factors, among others:

•	The target’s audited balance sheet and historical and projected revenues; and

•	The target’s historical and projected results of operations and cash flow.

In most cases, our board will also consider a variety of subjective factors that can have a positive or negative impact on valuation decisions, including:

•	Overall conditions in the target’s industry and the target’s competitive position within its industry;

•	The relative strengths and weaknesses of the target’s business development plans;

•	The market capitalization of similarly situated public companies; and

•	The relative strengths and weaknesses of the target, compared with similarly situated public companies.

Based on their analysis, our board will reach a conclusion concerning the fair market value of a target. It will then attempt to negotiate an acquisition that maximizes stockholder value. The board may retain independent experts to assist in the evaluation of a target but it is not required to do so.

The valuation of a potential target is an inherently subjective process that is subject to a substantial degree of risk and uncertainty. Our directors are not experts in investment banking or the evaluation of businesses. We can give you no assurance that our board will be able to accurately assess the fair market value of a particular target. We can give you no assurance that our officers will be able to negotiate an acquisition on terms that are advantageous to our stockholders. If an acquisition is concluded, we can give you no assurance that the our post-acquisition shares will ever achieve a market price that is in line with the value determined by our board of directors.

Structuring an acquisition

Our registration statement includes 13,000,000 acquisition shares that we may issue in connection with an acquisition. It also includes 1,350,000 shares that our founders may resell to our advisors, owners of a target and other participants in the acquisition. Within these limits, our officers will have unlimited flexibility to structure an acquisition and establish terms for the sale of their founders’ shares.

We believe the most likely acquisition structure will involve a “reverse takeover” where we issue acquisition shares in exchange for the assets or outstanding stock of the target. Upon the completion of a reverse takeover, we expect that the former stockholders of the target will likely own a substantial majority of our outstanding shares. Since the ongoing costs and expenses associated with reporting under the Exchange Act can be a significant burden for a small company, we believe that larger established companies are better suited to shell transactions than small entrepreneurial companies. Moreover, a substantial transaction will be required to meet the minimum listing standards of a national securities exchange. The following tables summarize, for illustrative purposes only, the quantitative listing requirements for two prominent national securities exchanges.

Amex listing standards. The following table summarizes the quantitative listing standards for companies that want to list their securities on the American Stock Exchange:

	Standard 1	Standard 2	Standard 3	Standard 4
Operating history	N/A	2 years	N/A	N/A
Shareholders' equity	$4,000,000	$4,000,000	$4,000,000	N/A
Pretax income in last year or two of				N/A
three most recent years	$750,000	N/A	N/A	N/A
Total Market capitalization	N/A	N/A	$50,000,000	$75,000,000	or
Total Assets				$75,000,000	and
Total Revenue				$75,000,000
Minimum price	$3.00	$3.00	$2.00	$3.00
Market value of public float	$3,000,000	$15,000,000	$15,000,000	$20,000,000

Distribution alternatives	800 public stockholders and 500,000 shares publicly held or
	400 public stockholders and 1 million shares publicly held or
	400 public stockholders, 500,000 shares publicly held and
	average daily trading volume of 2,000 shares for last 6 months

Nasdaq listing standards. The following table summarizes the quantitative listing standards for companies that want to obtain quotations for their securities on The Nasdaq Capital Market:

	Standard 1	Standard 2	Standard 3
Stockholders’ equity	$5,000,000	$4,000,000	$4,000,000
Market value of publicly held shares	$15,000,000	15,000,000	$5,000,000
Operating history	2 years	N/A	N/A
Market value of listed securities	N/A	$50,000,000	N/A
Net income from continuing operations in
last year or two of three most recent years	N/A	N/A	$750,000
Publicly held shares	1,000,000	1,000,000	1,000,000
Bid price	$4.00	$4.00	$4.00
Shareholders (round lot holders)	300	300	300
Market makers	3	3	3
Corporate governance	Yes	Yes	Yes

We will have over 500 round lot stockholders when the gift share distribution is completed; however this number is likely to decline in connection with our reconfirmation offering. We will endeavor to negotiate a transaction with a target that has sufficient operating history, stockholders’ equity and net income to satisfy the applicable quantitative listing standards. There are also several qualitative standards primarily relating to corporate governance and other matters. In connection with an acquisition, a target will probably ask us to change our name and may ask us to implement a forward or reverse split or otherwise change our capital structure to facilitate the target’s planned expansion or future financing activities. We are likely to agree to reasonable acquisition conditions proposed by a target..

There is no assurance that we will be able to negotiate an acquisition of a target that has sufficient operating history, stockholders’ equity and net income to satisfy the applicable listing standards of a national securities exchange. Even if the quantitative standards are met, a national securities exchange may require us to establish a trading history before considering a listing application. Therefore, the our shares may have to begin trading on the OTC Bulletin Board or the Pink Sheets, and the post-acquisition company may be required to wait to apply for a listing on a national securities exchange until all applicable listing standards are met. Under the circumstances, there is no assurance the post-acquisition company’s shares will ever qualify for listing on a national securities exchange.

No Right to Approve Specific Terms

We do not intend to provide information to our stockholders regarding our evaluation of potential targets or the progress of negotiations. Our officers will have the necessary executive and equity voting power to unilaterally approve all corporate actions until we close an acquisition. As a result, gift share donees will have no effective voice in decisions made by management and will be entirely dependent on management’s judgment in the selection of a target and the negotiation of the specific terms of an acquisition.

Under Delaware law, the stockholders of a corporation are not entitled to vote with respect to a stock issuance transaction that does not involve a statutory merger, even if the transaction will result in a change in control. We are likely to structure an acquisition as an exchange of stock in our company for the assets or outstanding stock of a target. Since we do not intend to conduct a statutory merger with a target, we do not intend to seek prior stockholder approval of the terms of a proposed acquisition.

Rule 419 will not give stockholders voting rights that they do not otherwise possess under Delaware law. If we successfully negotiate an acquisition, the transaction will be presented to our stockholders as an integrated whole. Each gift share donee will then be required to make an independent decision about whether he wants to remain a stockholder. If a donee does not approve our reconfirmation offering in writing, Rule 419 requires us to treat the failure to act as a rejection of our reconfirmation offering. If the requisite percentage of donees does not reconfirm their subscriptions in writing, we will not close a proposed acquisition.

Rule 419 does not require that a specific percentage of the gift share donees accept our reconfirmation offering. Instead, Rule 419 leaves that issue to negotiations between our company and the target. If the terms of our reconfirmation offering establish a relatively low reconfirmation threshold, gift share donees will not necessarily be able to rely on the collective business judgment others in making their decisions.

We will endeavor to structure an acquisition so as to achieve the most favorable tax treatment to the target and the stockholders of both companies. We cannot assure you, however, that the Internal Revenue Service or any state tax authority will agree with our tax treatment of the acquisition.

Business Diversification is Unlikely

Rule 419 will require us to conduct our reconfirmation offering as soon as we negotiate a transaction where the fair value of the business or assets to be acquired exceeds 80% of the estimated value of the maximum number of shares included in our registration statement, or $1,168,000. Since we plan to issue acquisition shares for the stock or assets of a target, any material acquisition is almost certain to result in a change in control.

We will probably not be able to diversify our operations or benefit from the spreading of risks or offsetting of losses. We will probably be dependent upon the development or market acceptance of a single or limited number of products, processes or services. Our probable lack of diversification may subject us to a variety of economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact on our future business. Accordingly, there is no assurance that our future operations will be commercially viable.

Competition

We expect to encounter intense competition from other entities that have similar business objectives. Some potential competitors have significant resources that will be available for use following an acquisition. Others have outstanding warrants that can be expected to generate substantial cash for future operations. In addition, many of our potential competitors may possess more experienced management teams and greater technical, human and other resources than we do. The inherent limitations on our competitive position may give others an advantage in pursuing the acquisition of a target. Further, our obligation to file a post-effective amendment and conduct a reconfirmation offering will probably delay the completion of a transaction. This may be viewed as a competitive disadvantage in negotiations with potential targets.

Finders’ Fees

If our company or our target agrees to pay cash finders’ fees, the payments will reduce the cash available for our future activities. If our company or our target agrees to pay stock-based finders’ fees, the share issuances will reduce the number of shares that would otherwise be available to the target’s current owners. Therefore, we believe our target should participate in all decisions respecting the payment of finders’ fees. We will not agree to pay any finder’s fees or similar compensation without the express consent of the target.

We will not pay finders’ fees, commissions or similar compensation to our founders or their affiliates. Neither our company nor our founders will pay any finders’ fees, commissions or similar compensation to persons who are not duly licensed broker-dealers without first obtaining an opinion of legal counsel that the payment of such fees is lawful under the circumstances.

The prospectus for our reconfirmation offering will disclose the terms of any agreements for the direct or indirect payment of finders’ fees, commissions or similar compensation by our company and/or our founders.

Facilities, Employees and Administration

We do not have any office facilities of our own and do not intend to establish separate office facilities until we complete an acquisition. We do not own any equipment and do not intend to purchase or lease any equipment until we complete an acquisition.

We do not have any employees. Our executive officers are not employees and they are not required to devote any specific amount of time to our business. We do not intend to hire any employees until we close an acquisition.

Sally A. Fonner, our president, will provide certain facilities and administrative services for our company. Ms. Fonner has agreed to provide all necessary office facilities and equipment, manage our day-to-day operations and manage our accounting and reporting functions in return for a cash overhead allowance of $1,000 per month. If we require facilities or services that are beyond Ms. Fonner’s capabilities, they will be contracted for and paid by our company. We believe that the facilities and services to be provided by Ms. Fonner will be adequate for our needs until we complete an acquisition.

Periodic Reporting and Audited Financial Statements

Rule 419(f)(1) will require us to furnish stockholders audited financial statements for the first full fiscal year of operations following the consummation of an acquisition. Since we have also registered our common stock under the Securities Exchange Act of 1934, the post-acquisition company will be required to file annual and quarterly reports, proxy statements and other reports with the SEC. Until we complete an acquisition, all registration statement amendments, reports and other filings we make with the SEC will be publicly available on our corporate website at www.stirlingacquisition.com.

No Established Public Market

There has never been a public market for our shares. Even if we complete an acquisition, the post-acquisition company’s shares are not likely to qualify for an immediate listing on a national securities exchange. At present, the securities of public companies that do not qualify for listing on a national securities exchange are usually quoted on the OTC Bulletin Board or reported in the Pink Sheets. These markets are frequently illiquid and volatile.

We have not engaged in discussions or negotiations with potential market makers. We will not approach any market makers until an acquisition is completed. We will not take any steps to seek a listing for our shares until the stock certificates are released from the Rule 419 escrow. We do not intend to use consultants or advisors to negotiate with potential market makers or promote an active trading market. Our founders and their respective affiliates will not recommend, encourage or advise donees to open brokerage accounts with any broker-dealer. Donees will make their own decisions regarding whether to hold or sell their gift shares.

As of the date of this prospectus, our four founders are the only holders of record of our shares.

MANAGEMENT

The following table identifies our directors and executive officers.

Name Age Position
Name	Age	Position
Sally A. Fonner	59	Chief executive officer, director
John L. Petersen, Esq.	55	Treasurer, chief financial officer, director
Mark R. Dolan, Esq.	55	Executive vice president, director
Rachel A. Fefer, Esq.	43	Secretary, director

The following is a brief account of the education and experience of our directors and executive officers.

Sally A. Fonner is a principal stockholder of our company and has served as president and a member of our board of directors since inception. Ms. Fonner will continue to serve as an officer and director until we complete an acquisition. Ms. Fonner is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Ms. Fonner graduated from Stephens University in 1969 with a Bachelor of Arts in Social Systems. After a stint in the private sector, she returned to further her education and earned her MBA degree from the Executive Program of the University of Illinois in 1979. During the past ten years Ms. Fonner has served as an officer and director and managed the business affairs of seven inactive and insolvent public companies. She arranged acquisitions for six of these companies and sold her interest in the seventh. The following table identifies the public shells that have been managed by Ms. Fonner during the last ten years and provides summary information on the time periods for which she served as an officer and director.

Company Name	Term as an officer	Term as a director
eNote.com, Inc.	June 1998 to April 1999	June 1998 to November 1999
Telemetrix, Inc.	July 1997 to April 1999	July 1997 to April 1999
Dupont Direct Financial Holdings, Inc.	June 1998 to April 1999	June 1998 to March 2000
Liberty Group Holdings, Inc.	March 1997 to November 1999	March 1997 to December 1999
Yifan Communications, Inc.	March 2000 to July 2000	March 2000 to March 2001
The Enchanted Village Inc.	July 2002 to April 2003	July 2002 to April 2003
Axion Power International, Inc.	February 2003 to December 2003	February 2003 to February 2004

Ms. Fonner is not an officer, director or affiliate of any other company with a class of securities registered under section 12 of the Exchange Act or subject to the requirements of section 15(d) thereof.

John L. Petersen, Esq. is a principal stockholder of our company and has served as our treasurer and chief financial officer and as a member of our board of directors since inception. Mr. Petersen will continue to serve as an officer and director until we complete an acquisition. Mr. Petersen is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Mr. Petersen has been principally engaged in the practice of law for the last 27 years and has been a resident of Barberêche, Switzerland since January 1998. He is a member of the Texas Bar Association and practices in the areas of securities and corporate law where he focuses on the needs of entrepreneurial companies. Since April 1999, Mr. Petersen has been a partner in the law firm of Fefer Petersen & Cie, Barberêche, Switzerland. From January 1995 to April 1999, he was a self-employed solo practitioner in Houston and Barberêche, Switzerland. Mr. Petersen is a 1976 graduate of the College of Business Administration at Arizona State University and a 1979 graduate of the Notre Dame Law School. Mr. Petersen was admitted to the State Bar of Texas in May 1980 and received his license to practice as a Certified Public Accountant in March 1981. From February 2003 through January 2007, Mr. Petersen was an officer and director of Axion Power International, Inc., a public company that resulted from the acquisition of Axion Power Corporation by Tamboril Cigar Company. Mr. Petersen is not an officer, director or affiliate of any other company with a class of securities registered under section 12 of the Exchange Act or subject to the requirements of section 15(d) thereof.

Mark R. Dolan, Esq. is a principal stockholder of our company and has served as executive vice president and a member of our board of directors since inception. Mr. Dolan will continue to serve as an officer and director until we complete an acquisition. Mr. Dolan is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Mr. Dolan has been actively engaged in the practice of law for 20 years. He is a member of the Florida Bar Association and practices in the areas of corporate and intellectual property law, First Amendment law and commercial litigation. Mr. Dolan has been an employee of Mark R. Dolan, PA, St. Petersburg, Florida, since June 1998. Mr. Dolan is a 1983 graduate of the Wayne State University College of Law and a 1977 honors graduate of Michigan State University. Mr. Dolan is not an officer, director or affiliate of any other company with a class of securities registered under section 12 of the Exchange Act or subject to the requirements of section 15(d) thereof.

Rachel A. Fefer, Esq. is a principal stockholder of our company and has served as secretary and a member of our board of directors since inception. Ms. Fefer will continue to serve as an officer and director until we complete an acquisition. Ms. Fefer is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Ms. Fefer has been principally engaged in the practice of law for the last 18 years and has been a resident of Barberêche, Switzerland since April 1999. She is a member of the Texas Bar Association and practices in the areas of corporate law and commercial litigation. Ms. Fefer has been a partner in the law firm of Fefer Petersen & Cie since April 1999. From September 1997 to April 1999, Ms. Fefer was the sole employee of Rachel A. Fefer, PC, Houston, Texas. Previously, she worked for 9 years as an associate in the law firm of Fouts & Moore, LLP, Houston, Texas. Ms. Fefer is a 1988 Graduate of the University of Texas Law School and a 1985 graduate (magna cum laude) of the School of Computer Science at the University of North Texas. Ms. Fefer is not an officer, director or affiliate of any other company with a class of securities registered under section 12 of the Exchange Act or subject to the requirements of section 15(d) thereof.

John L. Petersen and Rachel A. Fefer are husband and wife.

Executive compensation

We were incorporated on December 28, 2006 and did not pay any direct or indirect cash compensation to any of our officers or directors during the year ended December 31, 2006. Our president, Sally A. Fonner will receive an overhead allowance of $1,000 per month during the period between the date of this prospectus and the closing of an acquisition. Except for Ms. Fonner’s overhead allowance, no compensation will be awarded to, earned by or paid to any officer or director for services rendered on behalf of our company until we close an acquisition.

Our officers and directors may perform personal or professional services in connection with our due diligence investigations of potential targets. They may also perform personal or professional services in connection with the preparation of a post-effective amendment to our registration statement. To the extent that a target agrees to pay the costs of such services, our officers and directors may accept compensation from a target for personal or professional services rendered. Our resources may not be used to compensate our officers and directors for services and no target will be required to use the services of our officers and directors.

We reimburse our officers and directors for any out-of-pocket expenses they incur on our behalf. There is no limit on the amount of expense reimbursements and there will be no review of the reasonableness of such expenses by anyone other than our board of directors. A detailed accounting of overhead allowances, expense reimbursements and compensation to our officers and directors will be included in the prospectus for our reconfirmation offering.

Potential Conflicts of Interest

Our officers and directors are not full time employees of our company and are actively involved in other business pursuits. They also intend to form additional blank check companies in the future that will have corporate structures and business plans that are similar or identical to ours. Accordingly, they may be subject to a variety of conflicts of interest. Since our officers and directors are not required to devote any specific amount of time to our business, they will experience conflicts in allocating their time among their various business interests. Moreover, any future blank check companies that are organized by our officers and directors may compete with our company in the search for a suitable target.

In general, officers and directors of a Delaware corporation are obligated to act in a manner that is in, or not opposed to, the best interests of the stockholders. In particular, under the Delaware corporate opportunity doctrine, officers and directors are required to bring business opportunities to the attention of a corporation if:

•	The corporation could financially undertake the opportunity;
•	The opportunity is within the corporation’s line of business; and

•	It would be unfair to the corporation and the stockholders if the officers and directors failed to bring the opportunity to the attention of the corporation.

To minimize potential conflicts of interest arising from multiple corporate affiliations, our officers and directors will not ordinarily make affirmative decisions to allocate a particular business opportunity to a particular acquisition vehicle. Instead, they will provide the available due diligence information on all available acquisition vehicles to the potential target, and ask the potential target to make a final selection. There is no assurance that a potential target will conclude that our company is best suited to its needs or that an acquisition will ever occur.

In addition to the potential conflicts of interest arising from their other business activities, our officers and directors will be subject to other potential conflicts, including:

•	Each of our officers and directors is also an owner of founders’ shares that will be offered for sale to third parties in connection with an acquisition. Therefore, it is likely that:

•	An acquisition will result in a series of related transactions where our company receives property for the acquisition shares but our officers receive cash for their founders’ shares; and

•
Our officers may face a significant conflict of interest if the owners of two similarly situated targets offer different prices for the founders’ shares, or if the owners of a relatively weak target are willing to pay a higher price for the founders’ shares than the owners of a stronger target.

•	We do not have an audit committee to review related party transactions and we cannot assure you that any potential conflicts of interest would be resolved in favor of our stockholders.

Our officers and directors intend to comply with the requirements of Delaware law, and believe they can avoid most potential conflicts of interest. To the extent that a proposed transaction gives rise to an unavoidable conflict of interest, the existence of the conflict and the resolution thereof will be fully disclosed in the prospectus for our reconfirmation offering. If our officers and directors are subjected to an irreconcilable conflict of interest, they may elect to submit the issue for a vote of the disinterested stockholders, but they are not required to do so.

Prior Involvement in Rule 419 Transactions

Our principal stockholders, officers and directors had substantially identical ownership interests and held substantially identical positions in Win or Lose Acquisition Corporation, a blank check company that was formed in December 2000 and completed two similar Rule 419 offerings in the summer of 2002 and the spring of 2004. Even though it distributed gift shares in connection with the first Rule 419 offering, Win or Lose did not complete an acquisition during the 18-month time period mandated by Rule 419. Accordingly, the offering was unwound and all gift shares were returned. After distributing gift shares in connection with a second Rule 419 offering, Win or Lose was again unable to complete an acquisition in the 18-month time period mandated by Rule 419. Accordingly, this second offering was unwound and all shares were returned.

Our officers’ experience with Win or Lose highlights one of the principal uncertainties inherent in our business plan. In both cases, events unrelated to the company have made it impossible to complete an acquisition during the 18-month time period mandated by Rule 419. Since transactions under Rule 419 are considerably more complex than other shell transactions. Our officers’ prior experience in simple shell transactions may not be a reliable indicator of their ability to complete an acquisition that is subject to the stringent requirements of Rule 419. Accordingly, there is no assurance that we will negotiate or close an acquisition.

Prior Involvement in Simple Shell Transactions

Our officers have managed or controlled two other public shells during the last five years. Summary information on these companies is set forth below.

Axion Power International, Inc. In January 2003, Mr. Petersen and Ms. Fonner paid $100 to purchase control of Tamboril Cigar Company, which had previously filed a voluntary Chapter 11 petition in 2000. In February 2003, they became officers and directors of Tamboril and began their search for an acquisition. In December 2003, Tamboril acquired Axion Power Corporation in a transaction that was structured as a reverse takeover.

Tamboril changed its name to Axion Power International, Inc. and is engaged in the development of a lead-carbon hybrid battery-supercapacitor that offers significant performance advantages over lead-acid technology. In connection with the Axion transaction, Mr. Petersen and Ms. Fonner sold the substantial bulk of their common stock to the inventor of the lead-carbon technology for $200,000; the original stockholders of Tamboril retained 608,200 shares (4.7%); Mr. Petersen and Ms. Fonner each retained 32,700 shares (0.25%); the former stockholders of Axion received 12,220,400 shares (94.8%); and Mr. Petersen and Ms. Fonner received 233,400 common stock purchase warrants in connection with the cancellation of $484,123 in debt. Ms. Fonner resigned as an officer on December 31, 2003 and resigned from the board of directors on February 2, 2004. Mr. Petersen served as an officer and director until January 2007. Axion presently trades in the over-the-counter market and transactions are reported in the OTC Pink Sheets under the trading symbol AXPW.

The Enchanted Village, Inc. In June 2002, Ms. Fonner became the sole director of The Enchanted Village, Inc., which had previously filed a voluntary Chapter 11 petition in 1988. She subsequently purchased a controlling interest in the company for a combination of cash and services. Mr. Petersen also acquired a substantial interest in the company as partial compensation for services. In November 2003, Ms. Fonner and Mr. Petersen sold their interests in The Enchanted Village to an unrelated party. In connection with the sale, Ms. Fonner and Mr. Petersen received $225,000 for their interests in the company. Ms. Fonner has not been involved in The Enchanted Village since she resigned as a director.

Prior to 2002, Ms. Fonner managed the shell company predecessors of Yifan Communications, Inc., Dupont Direct Financial Holdings, Liberty Group Holdings, eNote.com and Telemetrix Resource Group. In each of the prior transactions, the post-acquisition company’s shares have only qualified for quotation on the OTC Bulletin Board. In each these transactions, the market price has been highly volatile, and the market has not been active, liquid or sustained. Even if we negotiate and close an acquisition, there is no assurance that an active, liquid, stable and sustained public market for our post-acquisition shares will ever develop.

Board Structure

Our board of directors may fix the number of directors by resolution, and the current board consists of three members. All of our current directors were elected in connection with the organization of our company. The terms of our current directors will expire on the date of our 2008 annual meeting of stockholders. Until we effect an acquisition, our current board members will have sufficient voting power to re-elect themselves as directors without the approval or consent of the other stockholders.

Corporate Governance

We do not currently comply with the corporate governance standards that would be required if our shares were listed on a national securities exchange. In particular, we do not have any independent directors, we have not created an audit committee to review related party transactions and except as required by Rule 419, we do not intend to require formal stockholder approval of a proposed acquisition.

In connection with the negotiation of an acquisition, we will endeavor to negotiate corporate governance requirements that comply with the applicable listing requirements of a national securities exchange. Nevertheless, the implementation of corporate governance standards is a matter that will likely fall within the authority of successor management, and there can be no assurance that any terms we are able to negotiate will be properly implemented. If successor management fails to implement appropriate corporate governance standards, the post-acquisition company’s shares will not qualify for a listing on those markets.

Indemnification of Officers and Directors

Our Certificate of Incorporation allows us to indemnify our officers and directors to the fullest extent permitted by Delaware law. The indemnification provisions are sufficiently broad to provide protection against monetary damages for breach or alleged breach of their duties as officers or directors, other than in cases of fraud or other willful misconduct. Our Certificate of Incorporation also provides that, subject to specific exclusions required under Delaware law, our directors will not have any personal liability to our company or our stockholders for monetary damages arising from a breach of fiduciary duty. Our bylaws require us to indemnify our officers and directors to the maximum extent permitted by Delaware law. In addition, our bylaws require us to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The SEC believes the indemnification of directors, officers and control persons for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Incentive Stock Plan

Our stockholders adopted the 2006 Incentive Stock Plan at our organization meeting. Under the terms of the plan, we are authorized to grant incentive awards for a presently indeterminate number of shares that will be equal to the greater of 750,000 shares, or 10% of our outstanding common stock immediately after closing an acquisition. No incentive awards are outstanding at the date of this prospectus. No incentive awards may be granted until after the closing of an acquisition.

The plan provides for the grant of incentive awards to full-time employees non-employee directors and consultants. Within the limits of the plan, the post-acquisition company will have absolute discretion in deciding who will receive awards and the terms of such awards. The plan authorizes the creation of incentive and/or non-qualified stock options, shares of restricted and/or phantom stock and stock bonuses. In addition, the plan will allow the post-acquisition company to grant cash bonuses payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

The exercise price of incentive stock options must equal the fair market value of the underlying shares on the date of the grant; or 110% of fair market value in the case of incentive stock options granted to an individual who owns more than 10% of our stock. The maximum exercise period for incentive stock options will be ten years: or five years in the case of an individual who owns more than 10% of our stock. No holder may receive an incentive stock option that would, based on the initial exercise price, allow the holder to purchase more than $100,000 of our stock in any year.

Upon completion of an acquisition, the post-acquisition company must appoint a committee to administer the plan. In general, the committee must consist two or more directors, each of whom is a “non-employee director” as defined in Rule 16b-3(b)(3). The committee will decide which employees will receive incentive awards, the type of award to be granted and the number of shares covered by the award. The committee will also determine the exercise prices, expiration dates and other features of awards. The committee will be authorized to interpret the terms of the plan and to adopt any administrative procedures it deems necessary. All decisions of the committee will be binding on all parties. The post-acquisition company will have the power to indemnify each committee member for good faith actions taken in connection with the administration of the plan.

The board of directors of the post-acquisition company may adopt administrative amendments to the plan without stockholder consent. The board may not, increase the number of shares subject to the plan; materially increase the benefits accruing to holders of incentive awards; or materially modify the eligibility requirements.

The following table provides information as of December 31, 2006 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plan

Equity compensation plans approved by security holders	0	-	750,000 (minimum 1,500,000 (maximum	) )
Equity compensation plans not approved by security holders	0	-	0
Total	0	-	750,000 (minimum 1,500,000 (maximum	) )

PRINCIPAL STOCKHOLDERS

The following table contains information on the ownership of our shares at March 31, 2007. The table also presents two pro forma cases that give immediate effect to:

•	The completion of the gift share distribution; and

•	The issuance of 13,000,000 acquisition shares and the sale of 1,350,000 founders’ shares in connection with an acquisition.

Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to the shares owned by them. The table provides information for each of our officers, directors and 5% stockholders; and for all our officers and directors as a group.

Name and Address	Before offering		After offering (1)		After combination (2)
of Beneficial Owner	Shares	Percent	Shares	Percent	Shares	Percent
John L. Petersen (3)(4)	1,000,000	50.00%	875,000	43.75%	200,000	1.33%
Rachel A. Fefer (3)(4)	1,000,000	50.00%	875,000	43.75%	200,000	1.33%
Sally A. Fonner (5)	500,000	25.00%	437,500	21.88%	100,000	0.67%
Mark R. Dolan (6)	500,000	25.00%	437,500	21.88%	100,000	0.67%
All Officers and Directors
as a group (four persons)	2,000,000	100.00%	1,750,000	87.50%	400,000	2.67%

(1)	Gives effect to the distribution of 250,000 shares to donees.
(2)	Assumes that all 1,350,000 registered founders’ shares will be sold to third parties.
(3)	Château de Barberêche, Switzerland 1783 Barberêche.
(4)
Mr. Petersen and Ms. Fefer are husband and wife; and numbers in the table include 500,000 shares held by Mr. Petersen and 500,000 shares held by Ms. Fefer. While each may be deemed to be the beneficial owner of shares held the other, Mr. Petersen and Ms. Fefer disclaim beneficial ownership of shares held by the other.

(5)	914 Curlew Road, Suite 403, Dunedin, Florida 34698.
(6)	2852 Twentieth Avenue North, St. Petersburg, Florida 33713.

Each of our officers is a “promoter” of our company as that term is defined in Rule 12b-2 of the General Rules of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934.

CERTAIN TRANSACTIONS

In connection with the organization of our company, our executive officers purchased 2,000,000 shares of our common stock for $20,000, or $0.01 per share. Our officers will not be entitled to receive any additional interest in our company in consideration of any expenses they pay or any additional cash they contribute in the future. No person or entity will be obligated to reimburse our officers for such expenses or additional contributions. All such expenses and contributions will be accounted for as additional capital contributions from our officers.

Our founders have entered into an agreement with one another that requires them to contribute sufficient capital so that our company will have a cash and working capital balance of $40,000 when they complete the gift share distribution; provides for the pooling of up to 50% of the net proceeds from the sale of founders shares in order to equalize their cumulative cash investments in Win or Lose Acquisition Corporation and our company; requires the resolution of disputes by informal means rather than litigation; and imposes certain other conditions on the relationships among themselves.

John L. Petersen is the principal author of our registration statement, which was substantially complete and reduced to a tangible medium of expression before we were incorporated. Accordingly, the law firm of Fefer Petersen & Cie. has claimed copyright ownership with respect to our registration statement and this prospectus. In addition, the law firm of Fefer Petersen & Cie. has filed two business processes patent applications relating to the legal structure of our Rule 419 offering and the associated contracts included in our registration statement.

Fefer Petersen & Cie. has granted our company a non-exclusive, royalty-free license that gives us the right to use their copyright, patent and other intellectual property rights for the purpose preparing our registration statement and certain derivative works, including this prospectus, future amendments to the registration statement, and our subsequent reports under the Exchange Act. The license includes the unrestricted right to reproduce and distribute copies of any of the foregoing documents to the extent required by law or permitted by established practice in the securities industry. All other intellectual property rights are reserved.

We have not paid Fefer Petersen & Cie. in connection for the intellectual property license. Nevertheless, all parties believe that our attempt to implement the underlying business plan developed by Mr. Petersen may give rise to substantial indirect value by establishing the validity and proving the utility of a previously unproven legal structure. Fefer Petersen & Cie. and our board of directors have determined that the license agreement represents a fair and reasonable exchange of intangible values.

All future transactions between us and any of our officers or their respective affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffiliated third parties. All related party transactions will require prior approval from a majority of our disinterested directors.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. A total of 2,000,000 shares of common stock are issued, outstanding on the date of this prospectus. No shares of preferred stock are currently outstanding. After the completion of an acquisition, we will have at least 35,000,000 shares of authorized and unissued common stock and 10,000,000 shares of authorized and unissued preferred stock. These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company. Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by donees and could dilute our net tangible book value.

Common Stock

Our stockholders are entitled to cast one vote per share all matters that are voted on by stockholders. There is no cumulative voting with respect to the election of directors, which means that holders of more than 50% of our stock can elect all of the directors. Our stockholders are entitled to receive dividends when, as and if declared by our board out of funds legally available. In the event of our liquidation, dissolution or winding up, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

Our board has the power, without stockholder approval, to subdivide our preferred stock into one or more series and to establish the designations, rights and preferences of any such series. The board may issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of our common stockholders. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly and include terms that might delay or prevent a change in control or make it more difficult to remove management. While we do not intend to issue preferred stock in connection with an acquisition, there is no assurance that the post-acquisition company will not issue preferred stock in the future. .

Dividend Policy

We have never paid cash dividends and do not intend to pay cash dividends in the foreseeable future. The post-acquisiton company may be unable to pay cash dividends for an extended period of time, if ever.

Resale Limitations

Donees will not be able to sell, pledge or otherwise transfer gift shares, or any interest therein, until we have completed our reconfirmation offering and the escrow agent has released their stock certificates from the Rule 419 escrow. Transferees of founders’ shares will not obtain title to their shares until we have closed an acquisition and they have paid the consideration required by the underlying agreements.

Each donee and each transferee will be required to retain 100 shares for a period of six months following the closing of an acquisition unless our shares are listed on a national securities exchange at an earlier date. When our stock certificates are released from the Rule 419 escrow, each donee and transferee will receive two certificates: one for 100 shares and a second for the balance. The certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer. When and if our shares are listed on a national securities exchange, all restrictions on transfer will terminate.

Transfer Agent

We have retained Continental Stock Transfer & Trust Company, New York, New York to act as escrow agent for the Rule 419 escrow and, if we close an acquisition, to act as transfer agent for our stock.

PLAN OF DISTRIBUTION

While the offering described in this prospectus involves an integrated series of related transactions, there are three component elements to our plan of distribution. In general, our plan of distribution contemplates that:

•	Our founders will effect the distribution of the gift shares on a self-underwritten basis without the assistance of a registered broker-dealer;

•	While our founders may use a registered broker dealer in connection with the sale of founders’ shares, they do not presently intend to do so; and

•	While our company may enter into an underwriting agreement or other contract with a registered broker-dealer in connection with the issuance of acquisition shares, we do not presently intend to do so.

Gift Share Distribution

Our founders are the only individuals who will distribute gift shares to donees. While they will perform substantially all of the functions that would ordinarily be performed by broker-dealers in a conventional offering, our founders will not register as brokers because they will be acting as principals, rather than intermediaries.

Our founders will give 250,000 shares of our outstanding common stock to family members, friends and business acquaintances selected by them. Each donee will receive 500 gift shares. The selection of donees will be an arbitrary process and each of our founders will consider a variety of personal factors during the selection process. While our founders will have broad discretion in the selection of donees, they may not:

•	Transfer gift shares to donees that have no family, personal or business relationship with them;

•	Transfer gift shares to their affiliates or any immediate family members who share their residence;

•	Effect transactions where multiple founders transfer gift shares to the same donee; or

•	Demand or accept money, property or other consideration in connection with a gift share transaction.

Subject to these limitations, multiple gifts within a single family will be permitted. For example, a founder will be permitted to give 500 shares to a friend, an additional 500 shares to that friend’s spouse, and an additional 500 shares to each of that friend’s children.

Our founders will promptly distribute copies of this prospectus to the donees selected by them. Each donee will be required to sign a “Gift Share Acceptance Certificate” that documents the gift transaction, summarizes the conditions of the gift share distribution and acknowledges the applicable restrictions on transfer.

An electronic version of this prospectus will be posted on our website at www.stirlingacquisition.com for the convenience of donees. Donees will be given the option to either download the electronic version or request a printed copy of this prospectus. They will also be given the option to execute either a printed or electronic version of the gift share acceptance certificate. After the completion of the gift share distribution, the website will be used to distribute copies of our registration statement amendments, together with copies of the reports, proxy statements and other filings we make with the SEC and other stockholder information. The website may also be used to distribute copies of our prospectus and other company information to representatives of potential targets.

We believe the gift share distribution will not be subject to regulation under the securities or Blue Sky laws of most states where donees reside. Nevertheless, we have not yet identified any specific states where we will be able to make the gift share distribution without regulatory supervision. We will confer with legal counsel on state law matters before offering the gift shares to donees; but we are not obligated to request formal legal opinions from our counsel. We may also seek appropriate clarification from the securities regulatory authorities in certain states.

If legal counsel or a state regulatory authority indicates that the gift share distribution is subject to state regulation, we will take appropriate action to comply with state law.

We will know the identity and residence of every potential donee before we make an offer. Gift shares will not be offered in any state unless we are confident that the offer will not give rise to regulatory issues under state law. If a potential donee lives in a state where additional compliance steps are required, we will either take the necessary steps before making the offer or eliminate the donee from our list of potential donees. If we distribute gift shares in reliance on the advice of counsel and a state regulatory authority takes a contrary view, we may become subject to enforcement action at the state level. Such an action could force us to rescind our offers in certain states, or abandon our business plan in its entirety.

Our founders will deposit all gift shares in the Rule 419 escrow. The shares held in the Rule 419 escrow will be held in trust for the sole benefit of the donees until we negotiate an acquisition and comply with the disclosure and reconfirmation requirements of Rule 419. Donees will not be able to sell or otherwise transfer gift shares until we close an acquisition.

Offer and Sale of Acquisition Shares

We have registered 13,000,000 acquisition shares that our company may offer to issue in connection with an acquisition. We expect to receive property in exchange for acquisition shares. While our officers will perform substantially all of the functions that would ordinarily be performed by brokers in connection with an acquisition, they will not register as brokers because Rule 3a4-1(a)(4)(i)(C) provides a safe harbor exemption for officers that sell securities in connection with acquisitions. While our company may enter into an underwriting agreement or other contract with a registered broker-dealer in connection with a proposed acquisition, we are not required and do not presently intend to do so.

Our officers will promptly open discussions within their personal networks of attorneys, investment bankers, venture capitalists, broker-dealers and other financial professionals who they believe are likely to represent suitable potential targets. We may host formal information meetings for these financial professionals. Mr. Dolan, Mr. Petersen and Ms. Fefer will also open discussions with current and former clients that have expressed an interest in going public. In each case where a potential target expresses an interest in considering a transaction with us, we will provide copies of our prospectus and request preliminary due diligence information. We do not intend to hold public meetings for targets, or use print advertising or other forms of mass solicitation. We believe that our networking and prospectus distribution activities are likely to generate interest from several potential targets. We also anticipate that potential targets may come to know about our company from collateral sources including the EDGAR system. When we receive in an inquiry from a representative of a potential target, the inquiry will be forwarded to the appropriate officers. With the help of counsel, we intend to implement protocols and procedures that will ensure compliance with the requirements of applicable federal and state law.

We expect to devote several months to the process of gathering and evaluating information on potential targets. We hope to review preliminary due diligence information on a number of potential targets and expect that our analysis will ultimately reduce the pool of potential targets to a single acquisition. Thereafter, we will endeavor to negotiate a preliminary written agreement that is subject to the approval or consent of the target’s stockholders and contingent on the completion of our reconfirmation offering. We do not intend to negotiate multiple or sequential acquisitions, and we believe the acquisition shares will be issued to the owners of a single target.

If a material acquisition becomes probable before our founders complete the gift share distribution, we will immediately suspend the distribution and file an amendment to our registration statement that contains the information required by Rule 419, Form S-1 and applicable SEC regulations. Given the time required to engage in preliminary discussions, deliver copies of our prospectus to representatives of potential target, assemble due diligence information, conduct detailed investigations and negotiate the terms of an acquisition, we believe it unlikely that an acquisition will become probable before the gift share distribution is completed.

Subject to the limits described in this prospectus, our officers will have broad discretion to structure an acquisition and establish terms for the issuance of acquisition shares. All material terms of a proposed acquisition will be determined by arms-length negotiations between our officers and the representatives of a potential target. All material terms of a proposed acquisition will be disclosed in the prospectus for our reconfirmation offering. Any acquisition shares that are not issued in connection with an acquisition will be removed from registration in connection with our reconfirmation offering.

Offer and Sale of Founders’ Shares

We have registered 1,350,000 outstanding shares that our founders may resell to our advisors, owners of a target and other third parties that are directly involved in an acquisition. Since the sale of founders’ shares in connection with an acquisition will probably require our founders to act as a group, they presently plan to:

•	Retain a registered broker-dealer to represent them in connection with the sale of founders’ shares; and

•	Agree to resell founders’ shares on such terms as may be approved by a majority in interest of the founders who are not officers of our company.

All agreements for the sale of founders’ shares will be conditioned upon the successful completion of our reconfirmation offering. Transferees will have the unrestricted right to terminate their agreements without penalty until they accept the terms of our reconfirmation offering. Transferees will not be required or permitted to pay for their shares unless we successfully complete our reconfirmation offering.

Our founders have reserved the right to make bona fide gifts or charitable contributions of founders’ shares. However, such gifts and charitable contributions are not expected to be numerous or substantial. Any gifts and charitable contributions that are made will be fully disclosed in the prospectus for our reconfirmation offering.

In connection with the offer and sale of founders’ shares, our founders will not:

•	Resell founders’ shares at a price that represents a premium to the per share value received by our company in connection with the issuance of acquisition shares;

•	Transfer founders’ shares for value unless the purchaser is an advisor to our company, a stockholder of a target, or an essential participant in the acquisition;

•	Transfer founders’ shares to their affiliates, other founders, affiliates of other founders or any immediate family members of other founders who share a founder’s residence;

•	Transfer founders’ shares to any person unless all material transaction terms are described in the prospectus for our reconfirmation offering;

•	Permit any transferee to pay for founder’s shares until the closing of the acquisition; or

•	Complete any sale or other transfer of founders’ shares before the closing of an acquisition.

Our founders will not transfer founders’ shares to our advisors in exchange for services because we believe compensation transactions are inconsistent with the requirements of Rule 419 and the limitations described above. Our company’s offer to the owners of a target will not be contingent on an agreement to purchase all or any part of the founders’ shares. All agreements for the sale of founders’ shares will require the transferee to retain 100 shares for a period of six months following the closing of an acquisition unless our shares are listed on a national securities exchange at an earlier date. When and if our shares are listed on a national securities exchange, all restrictions on transfer will terminate.

Any founders’ shares that are not sold to transferees in connection with an acquisition will be removed from registration in connection with our reconfirmation offering.

SELLING STOCKHOLDERS

We have registered 1,600,000 shares of our common stock on behalf of the founders of our company who will also be selling stockholders in this distribution. A total of 250,000 shares will be distributed to donees as gift shares and 1,350,000 additional shares have been registered for sale to transferees as founders’ shares. Each selling stockholder is an “underwriter” of the gift shares and founders’ shares.

Shares registered on behalf of the selling stockholders may only be transferred in the manner and for the purposes described in this prospectus. Shares registered on behalf of the selling stockholders may not be resold in open market transactions. While they are not required to do so, the selling stockholders may retain broker-dealers to represent them in connection with the sale of founders’ shares.

If all of the acquisition shares are issued and all of the founders’ shares are sold, none of the selling stockholders will own more than 1% of the post-acquisition company’s outstanding stock. The following table provides certain information with respect to the ownership interests of the selling stockholders, including:

•	The identity of each selling stockholder and the number of shares owned at the date of this prospectus;

•	The number of shares registered for distribution as gift shares and for sale as founders’ shares; and

•	The maximum number of shares that will be owned by each selling stockholder after an acquisition if all registered securities are ultimately given, sold or transferred to third parties.

	Ownership	Shares to	Shares to	Ownership
Identity of	before	be given	be sold	after	Ownership
Selling Stockholder	offering	to donees	to transferees	combination	Percent (1)
John L. Petersen (2)	500,000	(62,500)	(337,500)	100,000	0.7%
Rachel A. Fefer (2)	500,000	(62,500)	(337,500)	100,000	0.7%
Mark R. Dolan	500,000	(62,500)	(337,500)	100,000	0.7%
Sally A. Fonner	500,000	(62,600)	(337,500)	100,000	0.7%

(1)	Based on a total capitalization of 15,000,000 shares.
(2)	Mr. Petersen and Ms. Fefer may each be deemed to be the beneficial owner of shares held by the other.

Certain offering costs incurred by our company prior to the date of this prospectus have been paid by our founders and accounted for as additional capital contributions. Our founders have agreed to contribute sufficient additional capital to pay our registration costs and insure that we have cash and working capital balances of at least $40,000 when they complete the gift share distribution. We will pay all direct and indirect costs associated with searching for a target, negotiating an acquisition, preparing a post-effective amendment to our registration statement, conducting our reconfirmation offering and distributing the acquisition shares. Our founders will pay all direct costs associated with the sale of founders’ shares.

SHARES ELIGIBLE FOR FUTURE SALE

We will have up to 15,000,000 shares of common stock outstanding after closing an acquisition unless our capital structure is modified as a condition of an acquisition. While we have included the bulk of these shares in our registration statement, a stockholder’s ability to resell our shares will depend on the nature of his relationship with our company and the target. The following sections discuss the general rules that will be applicable to the resale of our shares by certain classes of stockholders.

Shares Eligible for Immediate Resale

The following shares will generally not be subject to resale restrictions.

Gift shares	250,000 gift shares that are transferred to donees.
Certain founders’ shares	Founders’ shares that are sold to advisors and other persons who are not classified as affiliates of the post-acquisition company.
Certain acquisition shares	Acquisition shares that are issued to persons who are not classified as affiliates of the post-acquisition company.

Resale of Shares Held by Affiliates

Rule 145, promulgated under the Securities Act, establishes a safe harbor for the resale of securities acquired in connection with certain acquisitions. While it is possible to structure an acquisition that is not subject to Rule 145, we intend to incorporate resale restrictions that follow the framework established by Rule 145 in the underlying contracts for any acquisition. In general, we intend to impose contractual resale restrictions with respect to all acquisition shares and founders’ shares that are issued to or purchased by the following classes of persons:

•	Officers and directors of the target; and

•	Other persons who will directly or indirectly own 10% or more of the post-acquisition company’s shares.

Acquisition shares and founders’ shares held by affiliates of the post-acquisition company will be treated as restricted securities that were acquired on the closing date of the acquisition. Those shares will not be eligible for resale for a period of one year after the closing date unless the transaction is registered under the Securities Act. During the second year after the closing date, shares held by affiliates of the post-acquisition company may be resold in transactions effected in compliance with all applicable regulations and the provisions of paragraphs (c), (e), (f) and (g) of Rule 144. We will request that all affiliates of the post-acquisition company agree to enter into a lock-up agreement that will prohibit them from transferring their shares for at least one year following the acquisition.

Any contractual or other arrangements that provide piggy-back or demand registration rights for any affiliates of the post-acquisition company will be described in our reconfirmation offering prospectus.

Sale of Shares Retained by Founders

Our founders own 2,000,000 shares of common stock. A total of 250,000 shares will be transferred to donees and an additional 1,350,000 shares have been registered for sale as founders’ shares. All founders’ shares that are not transferred to unaffiliated third parties will be removed from registration in connection with our reconfirmation offering. Each of our founders has agreed that they will not sell or transfer any shares that are retained by them after the completion of an acquisition unless the transaction is effected pursuant to an effective registration statement or an available exemption from registration. In any event, our founders have agreed to enter into a contractual lock-up that will prohibit them from transferring their shares for at least one year following the acquisition.

Any contractual or other arrangements that provide piggy-back or demand registration rights for any of our founders will be described in our post-effective amendment and the final prospectus for our reconfirmation offering.

Rule 144

Rule 144 provides a safe harbor exemption for the open market resale of “restricted securities.” The term “restricted securities” generally includes securities that were sold in an exempt transaction, or that are held by a person who is an affiliate of the issuer of the securities. The term “affiliate” is generally defined as any person who directly or indirectly controls, is controlled by or under common control with the issuer of the securities.

Under Rule 144 as currently in effect, a holder of restricted securities that are eligible for resale, will be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the number of shares of common stock then outstanding, or the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

To the extent that shares of a company are only quoted on the OTC Bulletin Board or in the “Pink Sheets” the 1% limit will be applied without regard to trading volume. Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

The staff of the SEC’s Division of Corporation Finance has taken the position that Rule 144 is not available to the officers, directors, promoters and affiliates of blank check companies. Accordingly our founders have agreed that they will seek a “no-action” letter or other interpretive guidance from the SEC before entering into a contract for the unregistered sale or other transfer of any shares that are retained by them after the closing of an acquisition and all associated transactions.

EXPERTS

The financial statements included in this prospectus have been audited by Michael F. Cronin CPA, independent registered public accountant, as indicated in his report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

We are not a party to any legal proceedings.

John L. Petersen, our general counsel, is a partner in the law firm of Fefer Petersen & Cie. and has been primarily responsible for the preparation of our registration statement. Mr. Petersen and his wife Ms. Fefer own an aggregate of 1,000,000 shares of our common stock, 800,000 of which have been registered for sale.

Andrews Kurth LLP, Dallas, Texas, will pass on certain legal matters in connection with this distribution and has given us its opinion that (a) the gift shares are presently issued and outstanding, duly authorized, validly issued, fully paid and nonassessable common stock of our company, (b) the founders’ shares are presently issued and outstanding, duly authorized, validly issued, fully paid and nonassessable common stock of our company, and (c) upon issuance, the acquisition shares will be duly authorized, validly issued, fully paid and non assessable common stock of our company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Form S-1 registration statement under the Securities Act with the Securities and Exchange Commission. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this distribution and us. The registration statement and its exhibits can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at www.sec.gov that contains our Form S-1 and other reports that we file electronically with the SEC.

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

To the Board of Directors of
Stirling Acquisition Corporation

We have audited the accompanying balance sheet of Stirling Acquisition Corporation (a Delaware corporation in the development stage) as of December 31, 2006, and the related statements of operations, changes in Stockholders’ equity and cash flows for the period from inception (December 28, 2006) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards established by the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stirling Acquisition Corporation as of December 31, 2006, and the results of its operations and its cash flows for the period from inception (December 28, 2006) through December 31, 2006, in conformity with generally accepted accounting principles.

Effective December 28, 2006 (inception), the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment more fully discussed in the financial statement footnotes.

Michael F. Cronin, CPA

/s/ Michael F. Cronin

Orlando, Florida
May 7, 2007

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
BALANCE SHEET

ASSETS	December 31, 2006

Current Assets:
Cash	$20,000
Total current assets	$20,000

Total Assets	$20,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities	$—

Long-term Debt	$—

Total Liabilities	$—

Stockholders’ Equity
Common stock, $0.001 par value:
50,000,000 shares authorized,
2,000,000 shares outstanding at December 31, 2006	$2,000
Preferred stock, $0.001 par value:
13,000,000 shares authorized,
no shares outstanding at December 31, 2006	—

Additional paid in capital	19,000
Deficit accumulated during development stage	(1,000)

Total Stockholder’s Equity	$20,000

Total Liabilities and Equity	$20,000

The accompanying notes are an integral part of this Balance Sheet.

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

				Deficit
				Accumulated
			Additional	During The
	Common Stock		Paid-In	Development
	Shares	Par Value	Capital	Stage	Total

Issuance of stock to officers for cash	2,000,000	$2,000	$18,000	$—	$20,000
Organization costs paid by officers	—	—	$1,000	$—	1,000

Net Income (Loss)
For period from December 28, 2006
(Inception) through December 31, 2006	—	$—	$—	($1,000)	($1,000)

BALANCE, December 31, 2006	2,000,000	$2,000	$19,000	($1,000)	$20,000

The accompanying notes are an integral part of this Statement of Changes in Stockholders’ Equity.

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
STATEMENT OF OPERATIONS

December 28, 2006
(Inception)
Through
December 31, 2006

Revenue	$—

Expenses
Organization Costs	1,000

Total Expenses	$1,000

Net Income (Loss)	($1,000)

Net Income (Loss) Per Common Share	($0.00)

Weighted number of common shares issued
and outstanding during period (basic)	2,000,000

The accompanying notes are an integral part of this Statement of Operations.

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
STATEMENT OF CASH FLOW

December 28, 2006
(Inception)
Through
December 31, 2006
Cash flows from operating activities

Net income (loss)	($1,000)

Cash flows from financing activities

Proceeds from sale of 2,000,000 shares of common stock to founders	$20,000
Proceeds from the payment of organization costs by officers	$1,000
Net cash provided by (used in) financing activities	$21,000

Net increase (decrease) in cash	$20,000

Cash balance, beginning of period	$—

Cash balance, end of period	$20,000

The accompanying notes are an integral part of this Statement of Cash Flows

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
NOTES TO FINANCIAL STATEMENTS

1. Organization and Operations

Stirling Acquisition Corporation (the “Company”) was incorporated under the laws of the State of Delaware on December 28, 2006. In connection with the organization of the Company four executive officers purchased 2,000,000 shares of common stock for $20,000 in cash, or $.01 per share. Additionally, the officers paid approximately $1,000 in organization costs, consisting principally of filing fees and registered agent fees. In total, the Company’s initial capital was $21,000.

The Company was organized for the primary purpose of conducting a public distribution of securities (the “Proposed Distribution”) and then effecting a merger, acquisition or other acquisition transaction (an “Acquisition”) with an unidentified privately held company (a “Target”). The Company’s principal business goal is to engage in an acquisition on terms that will give its stockholders a reasonable share of the increased market value that ordinarily arises when a private company makes the transition to public ownership.

Since the Company has not yet identified Target, persons who acquire securities in connection with the Proposed Distribution will have virtually no substantive information available for advance consideration of any specific Target. The Company’s business strategy is also referred to as a “blind pool” because neither the management of the Company nor the persons who acquire securities in the Proposed Distribution know what the business of the Company will be.

The Company is currently in the development stage. All activity of the Company to date relates to its organization and financing activities.

The Company has not engaged in any substantive business activities to date and has no specific plans to engage in any particular business in the future. The Company’s ability to commence operations is contingent upon completion of the Proposed Distribution described in Note 2.

2. Proposed Public Distribution of Securities

The Company intends to file a Form S-1 registration statement under the Securities Act of 1933 for the purpose of registering a proposed public distribution of securities that includes

•	250,000 presently issued and outstanding shares that the Company’s existing stockholders (“founders”) will transfer to a total of 500 donees selected by them;

•	1,350,000 presently issued and outstanding shares that the Company’s founders may offer to sell to advisors to the Company, the owners of a target and other participants in an acquisition; and

•	13,000,000 shares that the Company may issue in connection with an acquisition.

The Proposed Distribution is subject to and will be conducted in compliance with Securities and Exchange Commission Rule 419, which was adopted to strengthen the regulation of securities offered by “blank check” companies. Rule 419 defines a blank check company as a development stage company (a) that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company and (b) is proposing to issue a “penny stock.” For purposes of Rule 419, penny stocks include all shares that have a price of less than $5 per share and are not listed on a stock exchange.

The Company’s founders will distribute 250,000 shares of common stock to individuals selected by them (“Donees”). Each Donee will receive 500 gift shares and will be subject to the resale restrictions described in the prospectus. The founders will promptly deposit all gift shares in the Rule 419 escrow upon issuance. The stock on deposit in the Rule 419 escrow will be held in trust for the sole benefit of the Donees until the shares are either released from escrow or returned to the founders in compliance with Rule 419.

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
NOTES TO FINANCIAL STATEMENTS

2. Proposed Public Distribution of Securities—continued

In connection with the Company’s reconfirmation offering, each Donee must approve the proposed transaction in writing and elect to accept delivery of his gift shares. In the absence of an affirmative election by a Donee, the escrow agent will surrender the Donee’s stock certificates to the officer who made the original gift.

The Company expects to incur approximately $25,000 in costs associated with registering its common stock under the Securities Act and preparing for the Proposed Distribution. Since the Company’s pre-distribution capital needs are highly uncertain, its officers have agreed to contribute sufficient additional capital to pay all registration and pre-offering costs and insure that the Company has a cash and working capital balance of $40,000 when they complete the gift share distribution.

As a result of its limited resources, the Company will, in all likelihood, have the ability to affect only a single Acquisition. Accordingly, the prospects for the Company’s success will be entirely dependent upon the future performance of a single business.

The Company is unlikely to enter into an agreement with a Target that does not have sufficient net tangible assets or operating income to satisfy the minimum listing standards of the American Stock Exchange or the Nasdaq Stock Market. Therefore management expects an acquisition to result in a change in control. After a change in control, the owners of the Target will have the right to appoint their own officers and directors, and the Company’s current officers will have no ability to influence future business decisions.

The Company may not qualify for a Nasdaq listing upon completion of an acquisition. In such an event, the Company’s common stock will be traded on the over-the-counter market. It is anticipated that the common stock will qualify for quotation on the OTC Bulletin Board; a NASD sponsored and operated inter-dealer automated quotation system for equity securities that are not included in Nasdaq. It is also anticipated that the company’s common stock will qualify for inclusion in the National Quotation Bureau “OTC Pink Sheets.” There can be no assurance that the liquidity and prices of the Company’s common stock in the secondary market will not be adversely affected.

There is no assurance that the Company will be able to affect an acquisition. If the Company is unable to close a transaction within 18 months from the effective date of its registration statement, Rule 419 will require that all gift share transactions be unwound and all certificates for gift shares be returned to the founders. In that event, the Donees will receive nothing.

3. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year

The Company’s fiscal year begins on January 1 and ends on December 31 of each year. For the period ended December 31, 2006, the Company’s Statements of Operations and Cash Flow reflect all transactions that arose between December 28, 2006, the inception date of the Company, and December 31, 2006.

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
NOTES TO FINANCIAL STATEMENTS

3. Summary of Significant Accounting Policies—continued

Organization and Start-up Costs

During the period ended December 31, 2006, the Company incurred $1,000 in organization costs, which were accounted for as start-up costs. In accordance with FASB Statement of Position 98-5, all organization and start-up costs were charged to expense on a current basis during the period ended December 31, 2006.

Net Income (Loss) Per Common Share

The Company computes net income (loss) per common share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB No. 98”). Under the provisions of SFAS No. 128 and SAB No. 98, basic net income (loss) per common share (“Basic EPS”) is computed by dividing net income (loss) by the weighted average number of common shares outstanding.

The Company’s net income (loss) per common share has been calculated on the basis of 2,000,000 shares issued and outstanding at December 31, 2006.

There were no warrants or other stock purchase rights outstanding at December 31, 2006.

Income Taxes

Income taxes are accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.” Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance.

Stock Based Compensation

Stock-based awards to non-employees are accounted for using the fair value method in accordance with SFAS No. 123(R), Accounting for Stock-Based Compensation, and EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

On December 28, 2006, the company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment” (“SFAS 123(R)”), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

We adopted SFAS 123(R) using the “modified prospective” method, which results in no restatement of prior period amounts. Under this method, the provisions of SFAS 123(R) apply to all awards granted or modified after the date of adoption. In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period. We calculate the fair value of options using a Black-Scholes option pricing model. We do not currently have any outstanding options subject to future vesting. SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow. In addition, SFAS 123(R) required a modification to the Company’s calculation of the

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
NOTES TO FINANCIAL STATEMENTS

3. Summary of Significant Accounting Policies—continued

dilutive effect of stock option awards on earnings per share. For companies that adopt SFAS 123(R) using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock

We account for obligations and instruments potentially to be settled in the Company’s stock in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Under EITF Issue No. 00-19 contracts are initially classified as equity or as either assets or liabilities, in the following situations:

Equity

•	Contracts that require physical settlement or net-share settlement; and
•
Contracts that give the company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement), assuming that all the criteria for equity classification have been met.

Assets or Liabilities

•	Contracts that require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the company); and
•	Contracts that give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

All contracts are initially measured at fair value and subsequently accounted for based on the current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and discloses these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

In accordance with EITF Issue No. 00-19, a transaction which includes a potential for net-cash settlement, including liquidated damages, requires that derivative financial instruments, including warrants and additional investment rights, initially be recorded at fair value as an asset or liability and subsequent changes in fair value be reflected in the statement of operations. The recorded value of the liability for such derivatives can fluctuate significantly based on fluctuations in the market value of the underlying common stock of the issuer of the derivative instruments, as well as in the volatility of the stock price during the term used for observation and the remaining term.

Warrant Derivative Liabilities: We account for warrants issued in connection with financing arrangements in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Pursuant to EITF Issue No. 00-19, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required be classified as a derivative liability. The fair value of warrants classified as derivative liabilities is adjusted for changes in fair value at each reporting period, and the corresponding non-cash gain or loss is recorded in current period earnings.

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)

NOTES TO FINANCIAL STATEMENTS

3. Summary of Significant Accounting Policies—continued

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the effect that the adoption of SFAS 157 will have on our results of operations and financial condition and are not yet in a position to determine such effects.

In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 establishes an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the Company’s consolidated financial statements and the related financial statement disclosures. SAB 108 is effective for the year ending December 31, 2006. We do not expect SAB 108 to have a material impact on our financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109 ("FIN 48"), which clarifies the accounting for uncertain tax positions. This Interpretation allows the tax effects from an uncertain tax position to be recognized in the Company's financial statements if the position is more likely than not to be sustained upon audit, based on the technical merits of the position. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not expect FIN 48 to have a material impact on our financial statements.

In May 2006, the FASB issued “SFAS No. 154”, “Accounting Changes and Error Corrections”, which replaces APB Opinion No. 20 “Accounting Changes” and FASB Statement No. 3 “Reporting Accounting Changes in Interim Financial Statements”. SFAS No. 154 changes the requirements for the accounting and reporting of a change in an accounting principle. SFAS No. 154 requires retrospective application for voluntary changes in an accounting principle unless it is impracticable to do so. SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2006. We adopted SFAS No. 154 on January 1, 2007 with no expected material effect on our financial statements.

4. Capital Stock

The Company’s Certificate of Incorporation authorizes the issuance of 50,000,000 shares of common. The Company’s Board of Director’s has the power to issue any or all of the authorized but unissued common stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with an acquisition. Since the company expects to issue shares of common stock in connection with an acquisition, the ultimate ownership of the gift share donees is likely to be less than 5% of the issued and outstanding common stock of the Company. It is impossible to predict whether an acquisition will ultimately result in dilution to gift share donees. If the target has a relatively weak balance sheet, an acquisition may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.

The Company’s Board of Directors is empowered, without stockholder approval, to issue up to 10,000,000 shares of “blank check” preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of the Company’s common stock. There are no shares of preferred stock issued or outstanding and the Company has no current plans to issue shares of preferred stock for any purpose.

STIRLING ACQUISITION CORPORATION
(A DEVELOPMENT STAGE ENTITY)
NOTES TO FINANCIAL STATEMENTS

5. Incentive Stock Plan

The Company’s 2006 Incentive Stock Plan was adopted and approved in connection with the organization of the Company. The common stock reserved for issuance under the plan will be the lesser of 750,000 shares, or 10% of the total number of shares outstanding after the closing of an acquisition.

The class of persons eligible to participate in the plan includes all full-time and part-time employees of the Company, provided that the eligible participants do not include employees who are eligible to receive awards under the terms of any employment contract or specialty plan adopted by us in the future. The plan permits the grant of a variety of incentive awards including (i) non-qualified stock options, (ii) incentive stock options, (iii) shares of restricted stock, (iv) shares of phantom stock, and (v) stock bonuses. In addition, the plan allows us to grant cash bonuses that will be payable when an employee is required to recognize income for federal income tax purposes because of the vesting of shares of restricted stock or the grant of a stock bonus.

There were no stock options or other incentive awards outstanding at December 31, 2006 and no options or other awards may be granted until the Company closes an acquisition transaction.

INSTRUCTIONS FOR GIFT SHARE DONEES

One of our founders has offered to give you 500 shares of our common stock. You will not be expected or permitted to give our founder any money, property or other consideration in connection with this gift. In order to receive the gift shares you must execute either a paper or an electronic copy of the Gift Share Acceptance set forth below.

IF GIFT SHARES WILL BE ISSUED TO MORE THAN ONE MEMBER OF YOUR FAMILY, A SEPARATE GIFT SHARE ACCEPTANCE MUST BE COMPLETED FOR EACH FAMILY MEMBER.

GIFT SHARE ACCEPTANCES FOR GIFTS TO MINOR CHILDREN MUST BE EXECUTED BY A PARENT OR LEGAL GUARDIAN ACTING AS CUSTODIAN FOR THE CHILD.

Paper Execution: If you want to execute a paper copy of the Gift Share Acceptance you must:

•	Make a photocopy of the Gift Share Acceptance and complete all required information;

•	Sign the Gift Share Acceptance in the space indicated; and

•	Mail the executed Gift Share Acceptance to:

Stirling Acquisition Corporation
c/o Continental Stock Transfer & Trust Company
Corporate Trust Group
17 Battery Place
New York, New York 10004

Electronic Execution: If you would rather execute an electronic version of the Gift Share Acceptance you must:

•	Log-on to the electronic Gift Share Acceptance on our Internet website at:

www.stirlingacquisition.com

•	Follow the on-line instructions and complete all required information; and

•	Electronically sign the Gift Share Acceptance in the space indicated.

STIRLING ACQUISITION CORPORATION
GIFT SHARE ACCEPTANCE

Stirling Acquisition Corporation
c/o Continental Stock Transfer & Trust Co., Inc.
Corporate Trust Group
17 Battery Place
New York, New York 10004

Gentlemen,

[Name of founder], a founder of Stirling Acquisition Corporation (the “Company”), has advised me in writing of his or her intent to transfer 500 shares of the Company’s common stock to me as a gift. I understand that I will not be asked to transfer any money, property or other consideration to the above-named founder or to any other person in connection with the transfer of gift shares. I also understand that I must execute a copy of this Gift Share Acceptance as a condition to the transfer of the gift shares to me.

1. I have received and reviewed a copy of the Company’s prospectus dated _______, 2007. I understand that:

(a)	The Company is a “blank check company,” as defined in Securities and Exchange Commission Rule 419, and the gift share distribution is subject to the requirements of Rule 419.

(b)
The Company’s founders will give a total of 250,000 shares of our common stock to family members, personal friends and business acquaintances selected by them (the “Donees”). Each donee will receive 500 gift shares and will be subject to the resale restrictions described in the prospectus.

(c)
The gift shares are fully paid and nonassessable common stock of the Company and the execution of this Gift Share Acceptance will not subject me to any liability to the founder identified above, the Company, any other Donee or any target that subsequently enters into an acquisition with the Company.

(d)
The Company’s founders will deposit all gift shares in escrow with Continental Stock Transfer & Trust Company. The shares deposited in the Rule 419 escrow will be registered in my name and held in trust for my benefit until the Company negotiates an acquisition and complies with the disclosure, reconfirmation and closing requirements of Rule 419.

(e)
I will be required to retain ownership of 100 shares for a period of six months after the gift shares are released to me unless the Company’s shares are listed on a national securities exchange at an earlier date.

(f)	THE COMPANY’S SHARES ARE EXTREMELY SPECULATIVE AND ITS BUSINESS PLAN INVOLVES A VERY HIGH DEGREE OF RISK.

2. I understand that if the Company fails to negotiate an acquisition within 18 months from the effective date of its registration statement, the founders will unwind the gift share distribution. In such an event, I will have no ongoing interest in the Company.

3. I understand that if the Company negotiates an acquisition, I will be sent an updated prospectus that provides a detailed description of the proposed transaction and the other information required by Rule 419. The updated prospectus will be sent to me within 5 business days after the effective date of the post-effective amendment to the Company’s registration statement. I will then be given not less than 20 days nor more than 45 days to decide whether I want to:

(a)	Approve the proposed transaction and remain a stockholder of the Company, or

(b)	Reject the proposed transaction and instruct the escrow agent to return my gift shares to the founder identified above.

4. If I elect to remain a stockholder of the Company, I will execute a written reconfirmation and send the executed reconfirmation to the escrow agent within the reconfirmation period specified in the updated prospectus. If the escrow agent does not receive an executed reconfirmation from me within the time period specified in the updated prospectus, the escrow agent will return my gift shares to the founder identified above.

5. Even if I elect to remain a stockholder of the Company, my decision will be subject to the reconfirmation threshold specified in the Company’s updated prospectus. I understand that if a sufficient number of other gift share donees do not also execute reconfirmations within the period specified in the updated prospectus, the escrow agent will return all gift shares to the Company’s founders.

6. If I elect to remain a stockholder of the Company and the reconfirmation threshold specified in the Company’s updated prospectus is met, the escrow agent will mail certificates for my shares to me within 5 business days after the escrow agent receives a notice from the Company that an acquisition has been completed and all other conditions to the release of my shares have been satisfied. I understand that when the escrow agent delivers my shares, I will receive two stock certificates: one for 100 shares and a second for the balance of my shares. I understand that the certificate for 100 shares will be imprinted with a restrictive legend that describes the applicable limitations on transfer.

7. I hereby confirm that I have not promised or agreed to transfer any money, property or other valuable consideration to the above-named founder of the Company or to any other person in connection with the transfer of gift shares. I further represent that (i) I am acquiring the gift shares solely for my personal account, (ii) I am acquiring the gift shares for investment, (iii) I am not acquiring the gift shares with a view to or for resale in connection with any subsequent distribution thereof, and (iv) I have no present plans to enter into any contract, undertaking, agreement or arrangement for such resale or distribution.

8. I understand that this Gift Share Acceptance does not impose any legal obligations on me, but constitutes a valid unilateral contract that is a binding obligation of the founder identified above. I understand that the gift evidenced hereby is subject to all of the conditions set forth herein, and no others.

9. Subject to all of the foregoing, I hereby accept the above named founder’s gift of 500 shares of the Company’s common stock. I have executed this Gift Share Acceptance on the date set forth below and forwarded the executed Gift Share Acceptance to the escrow agent.

Executed in the City of _______________, State of _______________ this ___ day of ___________, 2007

________________________________
(Signature of Donee)

GENERAL REGISTRATION INFORMATION

Please register my shares as follows

________________________________
(Name of Registered Owner)

________________________________
(Social Security or Federal Tax I.D. Number)

________________________________
(Street Address)

________________________________
(City, State, Zip Code)

________________________________
(Telephone, including area code)

________________________________
(e-mail address)

ADDITIONAL REGISTRATION INFORMATION
FOR STOCK GIFTS TO MINOR CHILDREN

Please register the gift shares under the Uniform Gifts to Minors Act as follows:

_________________________________, as custodian for ______________________________

under the Uniform Gifts to Minors Act of the State of ____________________.

Stirling Acquisition Corporation

Common Stock

1,600,000 outstanding shares to be distributed by selling stockholders and up to
13,000,000 shares to be issued in connection with an acquisition

914 Curlew Road, Suite 403
Dunedin, Florida 34698
(727) 683-9573

Until 90 days after the date when an acquisition has closed and our shares have been released from the Rule 419 escrow, all dealers that effect transactions in our shares, whether or not participating in this distribution as underwriters, may be required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth summary information on the expenses that we expect to incur in connection with our the registration of our securities and the gift share distribution. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering.

Total
Estimated
Expenses
SEC registration fee	$45
Accounting fees and expenses	$2,500
Legal fees and expenses	$15,000
Rule 419 escrow agent fees and transfer agent fees	$2,500
Printing and engraving expenses	$1,000
Website creation and administration	$2,500
Miscellaneous expenses	$6,455
Total Offering Costs	$30,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of Incorporation provides for indemnification of officers and directors as follows:

TENTH:     To the fullest extent permitted by law, the Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), liability, loss, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, upon a plea of nolo contendere or equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Such indemnity shall inure to the benefit of the heirs, executors and administrators of any such person so indemnified pursuant to this Article. The right to indemnification under this Article shall be a contract right and shall include, with respect to directors and officers, the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its disposition; provided however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of its board of directors, pay such expenses incurred by employees and agents of the Corporation upon such terms as the board of directors deems appropriate. Such indemnification and advancement of expenses shall be in addition to any other rights to which those seeking indemnification and advancement of expenses may be entitled under any law, Bylaw, agreement, vote of stockholders, or otherwise.

The Corporation may, to the fullest extent permitted by applicable law, at any time without further stockholder approval, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability

Part II - 1

asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

Any repeal or amendment of this Article by the stockholders of the Corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or amendment. In addition to the foregoing, the right to indemnification and advancement of expenses shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable law and all amendments to such laws as hereafter enacted from time to time.

ELEVENTH:     No director of the Corporation shall have any personal liability to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision eliminating such personal liability of a director shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under §174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Initial Stock Issuance

In connection with the organization of the Company its executive officers purchased 2,000,000 shares of common stock for $20,000 in cash, or $.01 per share. The purchases were made pursuant to a negotiated pre-incorporation agreement between the officers.

An exemption from registration under the Securities Act of 1933, as amended, is claimed for the sales of common stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act. Each purchaser was either an accredited investor or had sufficient knowledge or experience in financial or business matters that he was capable of evaluating the merits and risks of the investment. Each purchaser was an active participant in the negotiations that ultimately led to the organization and initial capitalization of the issuer. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and “stop transfer” orders are maintained on Registrant’s stock transfer records. None of the sales to officers and non-executive advisors involved participation by an underwriter or a broker-dealer.

ITEM 16.EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

3.1	Certificate of Incorporation of Registrant	Ex 3.1
3.2	By-laws of Registrant	Ex 3.2
4.1*	Form of certificate evidencing shares of common stock	Ex 4.1
4.2	Rule 419 Escrow Agreement dated May 7, 2007 between the Registrant and Continental Stock Transfer & Trust Company as escrow agent	Ex 4.2
5.1*	Opinion of Andrews Kurth LLP, respecting legality of common stock	Ex 5.1
10.1	2006 Incentive Stock Plan of Stirling Acquisition Corporation	Ex 10.1
10.2	Intellectual Property License Agreement, effective as of May 7, 2007 between Fefer Petersen & Cie., Attorneys at Law and the Registrant	Ex 10.2
10.3	Agreement Among Founders, dated May 7, 2007, between John L. Petersen, Rachel A. Fefer, Sally A. Fonner and Mark R. Dolan
23.1	Consent of Michael F. Cronin, CPA	Ex 23.1
23.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)	Ex 24.1

* to be filed by amendment

Part II - 2

(b) Financial Statement Schedules.

Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17. UNDERTAKINGS

Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(ii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)  Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the registration statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Part II - 3

(5) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dunedin, State of Florida, on the 10th day of May 2007.

Stirling Acquisition Corporation

/s/ Sally A. Fonner
Sally A. Fonner, principal executive officer

/s/ John L. Petersen
John L. Petersen, principal financial
and accounting officer

Part II - 4

POWER OF ATTORNEY

Each of the officers and directors of Stirling Acquisition Corporation whose signature appears below hereby constitutes and appoints Sally A. Fonner and John L. Petersen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-1, including any post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Sally A. Fonner
Sally A. Fonner	Chief executive officer, director	May 10, 2007

/s/ John L. Petersen
John L. Petersen	Treasurer, chief financial officer, director	May 10, 2007

/s/ Mark R. Dolan
Mark R. Dolan	Executive vice president, director	May 10, 2007

/s/ Rachel A. Fefer
Rachel A. Fefer	Secretary, director	May 10, 2007

Part II - 5